UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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One Dauch Drive Detroit, Michigan 48211-1198 www.aam.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 30, 2015
American Axle & Manufacturing Holdings, Inc. (AAM)

Time and Place	8:00 a.m., local time, on Thursday, April 30, 2015

AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan

Items of Business
(1)   Elect three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2018;
(2) Approve the Amended and Restated AAM 2012 Omnibus Incentive Plan;
(3)   Advisory vote to approve named executive officer compensation;
(4)   Ratify the appointment of Deloitte & Touche LLP as AAM’s independent registered public accounting firm for the year ending December 31, 2015; and
(5)   Attend to other business properly presented at the meeting.

Record Date	You may vote if you were an AAM stockholder at the close of business on March 3, 2015.

Meeting Admission
Admission may be limited to AAM stockholders as of the record date and holders of valid proxies. Please be prepared to present identification for admittance. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras and recording devices will not be permitted.

Proxy Materials
We have elected to furnish materials for the 2015 Annual Meeting of Stockholders via the Internet. On March 19, 2015, we mailed a notice of Internet availability (notice) to most stockholders containing instructions on how to access the proxy materials on the Internet instead of receiving paper copies in the mail.

Important Notice Regarding Internet Availability of Proxy Materials for the April 30, 2015 Stockholder Meeting. The Proxy Statement and 2014 Annual Report and Form 10-K are available at www.envisionreports.com/AXL.

By Order of the Board of Directors,
David E. Barnes
General Counsel & Secretary
March 19, 2015

2015 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held April 30, 2015
INTERNET AVAILABILITY OF PROXY MATERIALS
American Axle & Manufacturing Holdings, Inc. (AAM or the Company) is providing proxy materials electronically via the Internet, instead of mailing printed copies of those materials to each stockholder. On March 19, 2015, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and 2014 annual report on Form 10-K. The Notice of Availability of Proxy Materials provides instructions on how you may submit your proxy over the Internet or by telephone.
This electronic delivery process is designed to expedite stockholder receipt of proxy materials, lower the cost of the Annual Meeting of Stockholders (annual meeting), and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials by e-mail unless you elect otherwise. If you received a printed copy of proxy materials by mail and would like to view future proxy materials over the Internet, you can do so by accessing the Internet at www.envisionreports.com/AXL.
QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 3, 2015 (record date). AAM’s Board of Directors (Board) is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement includes information that we are required to provide to you and is designed to assist you in voting your shares.
Who is entitled to vote?
Holders of AAM common stock on the record date are entitled to one vote per share. You are a holder of record if your shares are held directly in your name with AAM’s transfer agent, Computershare Trust Company, N.A. If your shares are held in the name of a broker, bank, trustee or other record holder, you are a street name holder. If you hold shares in more than one account, each notice, proxy and/or voting instruction card you receive that has a unique control number must be voted so that all your shares are voted.
How do I vote?
You may vote by any of the following methods:

•	In person — attending the annual meeting and casting a ballot.

•	By mail — using the proxy and/or voting instruction card provided.

•	By telephone or over the Internet — following the instructions on your notice card, proxy and/or voting instruction card.
If you vote by telephone or over the Internet, have your notice card or proxy and/or voting instruction card available. The control number on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the card by mail. If you hold shares in street name, refer to the voting instructions provided by your broker, bank, trustee or other record holder.
How many shares may vote at the meeting?
As of March 3, 2015, we had 75,769,239 shares of common stock outstanding and entitled to vote. Under AAM’s by-laws, a majority of these shares must be present in person or by proxy to hold the annual meeting and take any action during the meeting.
Can I change my vote?
You may change your vote at any time before the annual meeting by:

•	revoking it by written notice to AAM’s Secretary at the address on the cover of this proxy statement;

•	voting in person at the annual meeting; or

•	delivering a later-dated proxy vote by mail, telephone or over the Internet.

What are the Board’s recommendations on how I should vote my shares?
The Board recommends that you vote your shares as follows:
Proposal 1 — FOR the election of the three nominees with terms expiring at the 2018 annual meeting;
Proposal 2 — FOR approval of the Amended and Restated AAM 2012 Omnibus Incentive Plan;
Proposal 3 — FOR approval, on an advisory basis, of the compensation of AAM’s named executive officers as described in the Compensation Discussion and Analysis, tables and related narrative; and
Proposal 4 — FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.
What are my choices when voting?
Proposal 1 — You may vote for or withhold your vote on one or more of the nominees.
Proposal 2 — You may vote for or against the proposal to approve the Amended and Restated AAM 2012 Omnibus Incentive Plan, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 4 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
What vote is required to approve each proposal?
Proposal 1 — A plurality of the votes cast to elect a director, which means that nominees with the most affirmative votes will be elected to fill the available seats.
Proposal 2 — An affirmative vote of a majority of the shares voted in person or by proxy must be cast in favor of the vote to approve the Amended and Restated AAM 2012 Omnibus Incentive Plan.
Proposal 3 — An affirmative vote of a majority of the shares voted in person or by proxy must be cast in favor of the advisory vote to approve the compensation of AAM’s named executive officers.
Proposal 4 — An affirmative vote of a majority of the shares voted in person or by proxy must be cast in favor of the ratification of the appointment of the Company’s independent registered public accounting firm.
Proposals 3 and 4 are advisory votes only and, as discussed in more detail in each proposal, the voting results are not binding on AAM. However, with respect to proposal 3, the Board and the Compensation Committee will consider the outcome of the vote in making future determinations concerning the compensation of our named executive officers. With respect to proposal 4, the Audit Committee will consider whether the appointment of Deloitte & Touche, LLP is in the best interests of the Company if the appointment is not ratified.
Who will count the votes?
Representatives of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the annual meeting.
What if I “withhold” my vote or “abstain”?
Votes withheld and abstentions will be counted as present for purposes of determining whether a majority of shares is present to establish a quorum and hold the annual meeting. Abstentions will not be counted in the tally of votes for or against any proposal. A withheld vote has the same effect as an abstention.
What if I do not vote and do not attend the annual meeting?
If you are a holder of record and you do not vote your shares at the annual meeting or by proxy, your shares will not be voted. If you sign and return your proxy card without specific voting instructions, your shares will be voted as recommended by the Board.
Under New York Stock Exchange (NYSE) rules, brokers have discretionary power to vote your shares only on “routine” matters. Brokers do not have discretionary power to vote your shares on “non-routine” matters. If you hold shares in street name, and you do not give your bank, broker, trustee or other holder of record specific voting instructions for your shares, your record holder can only vote your shares on the ratification of the Company’s independent registered public accounting firm (proposal 4), a “routine” matter.

Without your specific instructions, your record holder cannot vote your shares on the election of directors, the amendment and restatement of the 2012 Omnibus Incentive Plan and the advisory vote on named executive officer compensation. For each of these matters, if you do not instruct your record holder how to vote, the record holder may not vote your shares. Shares not voted will be broker non-votes and will not be counted in determining the outcome of the vote for proposals 1, 2 and 3. Broker non-votes will have no impact on the outcome of these proposals. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board proposes that David C. Dauch, William L. Kozyra and Peter D. Lyons be elected to the Board as Class I directors for terms expiring at the annual meeting in 2018. Mr. Dauch, Chairman of the Board, President & Chief Executive Officer, is standing for re-election. Mr. Kozyra and Mr. Lyons are new nominees selected by the Board.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Mr. Dauch, Mr. Kozyra and Mr. Lyons as Class I directors based on their achievements, special competencies and integrity. Each nominee brings a strong and unique background and set of skills to the Board. Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee and returning director to serve on our Board is provided in the following pages of this proxy statement.
The Board unanimously recommends a vote FOR each of the nominees.

Nominees for Director

Class I — Directors to hold office until the 2018 Annual Meeting of Stockholders

DAVID C. DAUCH
Age 50
David C. Dauch is President & Chief Executive Officer of AAM, a position he has held since September 2012. Mr. Dauch was appointed Chairman of the Board in August 2013. Since June 2008, he served as AAM's President & Chief Operating Officer and previously served as Executive Vice President & Chief Operating Officer. Prior to joining AAM in 1995, Mr. Dauch held several positions at Collins & Aikman Products Company, where he received the President’s Award for leadership and innovation. Mr. Dauch also served on the Collins & Aikman Board of Directors from 2002 to 2007. Presently, he serves on the boards of Business Leaders for Michigan, the Detroit Regional Chamber, the Great Lakes Council Boy Scouts of America, the Boys & Girls Club of Southeast Michigan and the Original Equipment Suppliers Association. In December 2014, Mr. Dauch was elected to the Board of Directors of Amerisure Mutual Holdings, Inc. and the Amerisure Companies. Mr. Dauch also serves on the Miami University Business Advisory Council. Mr. Dauch’s day-to-day leadership as President & Chief Executive Officer provides him with intimate knowledge of and responsibility for developing and implementing the Company’s operating objectives. Mr. Dauch’s leadership of AAM’s global business and operations provides the Board with strategic vision and insight regarding AAM’s strategic plans for the future.
Director since 2009

WILLIAM L. KOZYRA
Age 57
Mr. Kozyra is Chairman of the Board and Chief Executive Officer of TI Automotive Ltd., a global supplier of automotive fluid storage, carrying and delivery technology. He has served as TI Automotive's CEO since June 2008. Prior to that, Mr. Kozyra was President and CEO of Continental AG North America for 10 years. He was also a member of the Executive Board, Continental AG (DAX), Hanover, Germany, with responsibility for Continental AG's NAFTA businesses. Previously, at ITT Automotive, he served as Vice President and General Manager, Brake and Chassis Systems North America. Prior to joining ITT Automotive, he was Vice President and General Manager of Bosch Braking Systems' Brake Products Division. Mr. Kozyra is a member of the Board of Directors of the Motor & Equipment Manufacturers Association (MEMA), the Ford Motor Company Top 100 Supplier Forum, the Board of Trustees of the Notre Dame Preparatory School, the Boy Scouts of America Executive Board in Detroit, Michigan, the Board of Advisors of the University of Detroit and the University of Detroit Alumni Council and the Society of Automotive Engineers. In nominating Mr. Kozyra for election as a director, our Board considered his 35 years of experience in the global automotive industry and demonstrated leadership skills and technical background in the areas of manufacturing, engineering, quality systems and sales, all of which are aligned with AAM's business objectives.

PETER D. LYONS
Age 59
Mr. Lyons, an attorney, is a partner and Co-Head of the Global Public Mergers & Acquisitions Group of Freshfields Bruckhaus Deringer US LLP, which he joined in September 2014. Based in the New York office of Freshfields, Mr. Lyons represents leading U.S. and global companies in acquisitions and sales of public and private companies, asset acquisition and disposition transactions, and joint ventures. Prior to joining Freshfields, Mr. Lyons was a partner with Shearman & Sterling LLP and a member of the Mergers & Acquisitions Group based in New York, New York. Mr. Lyons practiced law at Shearman & Sterling for 35 years. Mr. Lyons has been recognized and recommended as an M&A practitioner by Chambers Global, Chambers USA, The Legal 500 US, and IFLR1000. Mr. Lyons received his law degree from Georgetown University Law Center and his Bachelor of Arts degree from the University of Virginia. From 2003 to 2014, while a partner at Shearman & Sterling, Mr. Lyons served as lead counsel to AAM and as a key advisor to the Board on legal matters. In nominating Mr. Lyons for election as a director, our Board considered his extensive experience advising global companies and corporate boards as well as his subject matter expertise in mergers and acquisitions and other corporate transactions, corporate governance and other areas of significance to the Board.

RETURNING DIRECTORS
Class II — Directors to hold office until the 2016 Annual Meeting of Stockholders

ELIZABETH A. CHAPPELL
Age 57
Ms. Chappell has served as President and Chief Executive Officer of the Detroit Economic Club since 2002. Previously, she served as Executive Vice President, Corporate Communications & Investor Relations for Compuware Corporation. From 1995 to 2000, Ms.Chappell was President and Chief Executive Officer of a consulting firm she founded, The Chappell Group, Inc. For 16 years, Ms. Chappell held executive positions at AT&T. From 1999 to 2009, Ms. Chappell served on the Board of Directors of the Handleman Company. She also serves on a number of civic boards, including the Michigan State University Capital Campaign, Citizens Research Council, Detroit Regional Chamber, the United Way Board and Tocqueville Committee, and the Charter One Regional Advisory Board (Midwest). Ms. Chappell is a former board member of the Karmanos Cancer Institute, Michigan Economic Growth Authority and Hospice of Michigan. Ms. Chappell’s demonstrated leadership skills, entrepreneurial business experience and service on various boards enhance her contributions to the Board in the areas of investor relations, marketing and communications, and strategic business development.
Director since 2004

STEVEN B. HANTLER
Age 62
Mr. Hantler is Director of Policy Initiatives for The Marcus Family Office. In this capacity, he advises Home Depot co-founder, Bernie Marcus, in the areas of government affairs, legal and regulatory policy, national security, free enterprise and higher education. Previously, he had a 27-year career with Chrysler Corporation, where he held positions as Assistant General Counsel, Manufacturing Group Counsel, and Senior Trial Attorney. Prior to joining Chrysler, Mr. Hantler was engaged in private law practice. Mr. Hantler is a Senior Fellow at the Pacific Research Institute and a member of the Legal Policy Advisory Board of the Washington Legal Foundation. Previously, Mr. Hantler served as Chair of the State Government Leadership Foundation, which educates state leaders on public policy issues, Chair of the Advisory Board of the National Judicial College, and on the Board of Directors of the New York University Law School Center for Labor and Employment. Mr. Hantler’s leadership experience and expertise in law, public relations and government affairs provide the Board with knowledge and insight in these areas of importance to the Board’s oversight of AAM’s global business growth and strategic initiatives.
Director since 2011

JOHN F. SMITH
Age 64
Mr. Smith is principal of Eagle Advisors LLC, a consulting firm in Bloomfield Hills, Michigan that specializes in strategy development and performance improvement. From 2000 to 2010, Mr. Smith held positions of increasing responsibility with General Motors Corporation in sales and marketing, product planning and corporate strategy, most recently as Group Vice President, Corporate Planning and Alliances. During his 42-year career in the automotive industry, Mr. Smith also served as General Manager of Cadillac Motor Car, President of Allison Transmission, and Vice President, Planning at General Motors International Operations in Zurich, Switzerland. Mr. Smith currently serves on the boards of CEVA Holdings LLC, Arnold Magnetics and Enginetics, LLC. Mr. Smith also serves as an advisor to VNG.CO, a developer of compressed natural gas refueling stations, and Palogix International, a provider of in-bound logistics and container management solutions. Mr. Smith is a member of the National Advisory Board of Boy Scouts of America and the Board of Trustees of St. John's Providence Health System in Michigan. He served on the Board of Directors of Smith Electric Vehicles Corp. from June 2012 to December 2013, and on the Board of Plasan Carbon Composites from December 2013 to December 2014. Mr. Smith's extensive experience in manufacturing, finance, business development, international operations, sales and marketing, product development and mergers and acquisitions is aligned with AAM's key business objectives, including continued global business growth and diversification.

Director since 2011

Class III — Directors to hold office until the 2017 Annual Meeting of Stockholders

JAMES A. McCASLIN
Age 66
Mr. McCaslin retired from Harley Davidson, Inc. in April 2010. Mr. McCaslin joined Harley Davidson in 1992 and held various senior executive leadership positions, including President and Chief Operating Officer of Harley-Davidson Motor Company, from 2001 to 2009. From 1989 to 1992, he held manufacturing and engineering positions with JI Case, a manufacturer of agricultural equipment. Previously, he held executive positions in manufacturing and quality with Chrysler Corporation, Volkswagen of America and General Motors Corporation, where he began his 40-year career in manufacturing. From 2003 to 2006, he served on the Board of Directors of Maytag Corporation. Mr. McCaslin has served on a number of civic boards, including Boys and Girls Clubs of Greater Milwaukee, Manufacturing Skill Standards Council and Kettering University. Mr. McCaslin’s extensive operational expertise and experience in multiple manufacturing industries provide the Board with a valued resource in support of AAM's operational objectives, which include engineering, quality and technology leadership, operational excellence and global geographic and product diversification.
Director since 2011

WILLIAM P. MILLER II CFA
Age 59
Mr. Miller, Chartered Financial Analyst, is Head of Asset Allocation for the Saudi Arabian Investment Company. Separately, since 2003, Mr. Miller has been a member of the Board of Directors of the Chicago Mercantile Exchange, serving on the Audit Committee, Finance Committee and Market Regulation Oversight Committee. Since June 2011, Mr. Miller has served on the Board of Directors of the Dubai Mercantile Exchange, where he also serves on the Compensation Committee and the Risk and Compliance Committee. From April 2011 to October 2013, he was the Senior Managing Director & Chief Financial Officer of Financial Markets International, Inc. From 2005 to 2011, he was employed by the Ohio Public Employees Retirement System, where he served as Deputy Chief Investment Officer. Previously, he was Senior Risk Manager for the Abu Dhabi Investment Authority and an Independent Risk Oversight Officer and Chief Compliance Officer for Commonfund Group. Mr. Miller also served as Director, Trading Operations and Asset Mix Management with General Motors Investment Management Corp. and as a financial analyst with the U.S. Department of Transportation. Mr. Miller also served on the Public Company Accounting Oversight Board’s Standing Advisory Group, the Institutional Investor Advisory Board for Golub Capital and the Board of Directors of the Dubai International Financial Exchange. Mr. Miller’s expertise in finance, investments, risk management, compliance, international business, audit and accounting provides the Board with valuable guidance in assessing and managing risks and in fulfilling the Board’s financial oversight role.
Director since 2005

SAMUEL VALENTI III
Age 69
Mr. Valenti serves as Chairman and Chief Executive Officer of Valenti Capital LLC and World Capital Partners, investment firms located in Bloomfield Hills, Michigan. Since 2002, Mr. Valenti has served as Chairman of the Board of TriMas Corporation, a manufacturer of highly engineered precision products for industry. Until 2008, Mr. Valenti had a 40-year career with Masco Corporation, a Fortune 500 manufacturer of home building and home improvement products, serving as Vice President - Investments from 1974 to 1998. From 1988 to 2008, Mr. Valenti was President and a member of the Board of Directors of Masco Capital Corporation. Mr. Valenti is a member of the Business Leaders for Michigan and serves as Chairman of the Renaissance Venture Capital Fund. AAM's Board selected Mr. Valenti as a director in consideration of his demonstrated leadership skills, breadth of management experience in diversified manufacturing businesses, and his subject matter expertise in mergers and acquisitions, finance, economics and asset management.
Director since 2013

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that meet or exceed the requirements of the NYSE listing standards. AAM’s Corporate Governance Guidelines are available on our website at http://investor.aam.com.
Director Independence
AAM’s Corporate Governance Guidelines provide that at least a majority of the members of the Board meet the independence criteria of the NYSE listing standards. Currently, nine of our ten directors are independent from the Company. Only David C. Dauch, who serves as AAM's President & Chief Executive Officer, is not independent due to his employment with AAM.
The Board has established Director Independence Guidelines to assist in determining the independence of our directors for purposes of the NYSE independence standards. The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at http://investor.aam.com. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
As a result of this evaluation, the Board determined that the following nominees and returning directors have no material relationships with AAM and are independent: Elizabeth A. Chappell, Steven B. Hantler, William L. Kozyra, Peter D. Lyons, James A. McCaslin, William P. Miller II, John F. Smith and Samuel Valenti III.
In making these independence determinations, the Board considered Ms. Chappell’s position as President & CEO of the Detroit Economic Club, in light of the sponsorship fees AAM pays to this non-profit organization. The annual fees paid by AAM to the Detroit Economic Club are significantly below the threshold amount established under the NYSE independence standards and our Director Independence Guidelines, which is the greater of two percent of the outside entity’s annual gross revenues or $1 million.
Board Leadership Structure
The Board's current leadership structure includes a combined Chairman and CEO role with a lead independent director. In August 2013, the Board appointed President & CEO David C. Dauch as Chairman of the Board.

Our Board believes that it is in the best interest of the Company to combine the roles of Chairman and CEO at this time because it provides the Company with unified leadership and direction. The Board believes the Company's CEO is best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and is in a position to effectively identify strategic priorities and lead the discussion and execution of strategy. While the Company's independent directors bring experience, oversight and expertise from various perspectives outside the Company, the CEO's in-depth knowledge of our business enables him to identify areas of focus for the Board and effectively recommend appropriate agendas. The Board believes that the combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Our Board leadership structure is further enhanced by an Independent Lead Director. In April 2014, the Board selected Mr. McCaslin to serve in this role. The Independent Lead Director's responsibilities are to:

•	preside at executive sessions of the independent directors, which are held at the end of each scheduled Board meeting;

•	call special executive sessions of independent directors, as appropriate;

•	serve on all standing committees required by NYSE listing standards and the Executive Committee;

•	serve as chair of the Nominating/Corporate Governance Committee;

•	serve as liaison between the independent directors and the Chairman, President & CEO;

•	inform the Chairman, President & CEO of issues arising from executive sessions of the independent directors; and

•	with Board approval, retain outside advisors and/or consultants who report directly to the full Board on matters of interest to the full Board.

Board Oversight of Risk Management
The Board, directly and through its committees, is responsible for overseeing the management of potential risks affecting the Company. In connection with our overall risk management process, the Board regularly reviews information provided by senior management about the Company’s strategic, operational, financial and compliance risks. In addition, the chairs of the Audit, Compensation, Nominating/Corporate Governance, Strategy and Technology Committees regularly report to the Board on the activities of their respective Committees, including matters related to risk.
The Audit Committee oversees management of financial risks and receives regular reports from management on the Company’s overall risk management structure and processes. The Nominating/Corporate Governance Committee manages risks associated with corporate governance and management succession planning. The Compensation Committee oversees risks related to AAM’s compensation programs. The Technology Committee oversees risks related to AAM’s product, process and systems technology. The Strategy Committee oversees risks related to the development and implementation of the Company’s strategic plan. Additional review or reporting of specific risks is conducted as appropriate or as requested by the Board or a committee.
Stockholder Engagement
Our Board and management team value the opinions and feedback of our stockholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Stockholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may at any time request the Secretary to forward any communication received by the Secretary on behalf of the Board.
Code of Business Conduct
AAM has adopted a Code of Business Conduct that is designed to assist AAM associates, executive officers and members of the Board in conducting AAM’s business with the highest standards of ethics and integrity. AAM has also adopted a Code of Ethics applicable to our CEO, CFO and other Senior Financial Officers (Code of Ethics). The Board annually reviews the Code of Business Conduct and makes updates as appropriate. AAM’s Code of Business Conduct and Code of Ethics are available on our website at http://investor.aam.com. A written copy also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address above.
Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions in accordance with the policy and the Audit Committee's charter.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.

The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee, and do not require separate approval or ratification. During fiscal year 2014 and as of the date of this proxy statement, the Company has not engaged in any reportable related person transactions.
Board and Committee Meetings
Directors are expected to attend all Board meetings, meetings of the committees on which they serve and stockholder meetings. The Board held four regularly scheduled meetings during 2014. All continuing directors attended 100% of the Board and applicable committee meetings during 2014, except one continuing director missed one committee meeting. The 2014 annual meeting of stockholders was attended by nine of the ten directors on the Board at that time.
The following table shows committee membership as of March 19, 2015 and the number of committee meetings held during 2014.
COMMITTEE MEMBERSHIP AS OF MARCH 19, 2015

Name of Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Executive Committee	Technology Committee	Strategy Committee
David C. Dauch				Chair		X
Elizabeth A. Chappell		Chair	X
Forest J. Farmer				X
Steven B. Hantler		X
Richard C. Lappin			X		X	Chair
James A. McCaslin	X	X	Chair	X	X	X
William P. Miller II	Chair		X		X
John F. Smith	X				Chair	X
Samuel Valenti III	X	X		X		X
Thomas K. Walker				X
No. of Meetings in 2014	4	4	5	4	4	4

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent auditors’ qualifications and independence; and

•	the performance of our internal audit function and independent auditors.
The Audit Committee's responsibilities are more fully described in its written charter, which is available on AAM’s website at http://investor.aam.com.
All members of the Audit Committee are independent and financially literate under NYSE listing standards and independent under our Director Independence Guidelines. The Board has also determined that Mr. Miller and Mr. Smith are "audit committee financial experts" as defined by the Securities and Exchange Commission (SEC).
Compensation Committee
The Compensation Committee's responsibilities include the following:

•	establishing and reviewing AAM’s compensation philosophy and programs for executive officers;

•	approving executive officer compensation with a view to support AAM’s business strategies and objectives;

•	approving corporate goals and objectives for executive officer compensation and evaluating executive officer performance in light of these criteria;

•	recommending incentive compensation and equity-based plans to the Board;

•	overseeing management’s risk assessment of the Company’s policies and practices regarding its compensation programs for executive officers and other associates;

•	recommending non-employee director compensation and benefits to the Board;

•	overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement; and

•	producing the Compensation Committee Report for inclusion in our annual proxy statement.
The Compensation Committee's responsibilities are more fully described in its written charter, which is available on our website at http://investor.aam.com.
All Compensation Committee members are independent under NYSE listing standards, including the standards applicable specifically to compensation committee members, and our Director Independence Guidelines. All Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and are "non-employee" directors within the meaning of SEC Rule 16b-3.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Compensation Committee to determine whether the risks arising from our fiscal year 2014 compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered, among other things, AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and pay philosophy and governance. Our annual assessment of compensation-related risks focuses on the program for executive officers in light of their decision-making authority and influence, but also includes a review of the compensation of our other salaried associates. Our risk assessment methodology was reviewed by the Compensation Committee and its independent compensation consultant.
We have designed our compensation programs, including incentive compensation plans, with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs for executive officers:

•
A balanced mix of compensation components. The target compensation mix for our executive officers is composed of base salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•
Multiple performance factors. Our annual incentive and long-term incentive plans include multiple measures of performance. Our use of various performance factors diversifies the risk associated with any single aspect of performance. The performance factors and target award opportunities are established in advance by the Compensation Committee in consideration of the Company's performance goals and objectives and stockholder interests.

•
Long-term incentives. Our long-term incentives are 100% equity-based and have a three-year vesting schedule, which complements our annual cash incentive plan. Sixty-six percent of long-term incentive awards to executive officers are performance-based. These awards are capped at a maximum payout.

•	Stock ownership requirements. Our executive officers are required to maintain significant share ownership, which aligns their interests with those of our stockholders.

•
Clawback policy. Our clawback policy authorizes the Compensation Committee to recoup past incentive compensation in the event of a material restatement of the Company's financial results due to fraud or intentional misconduct of an executive officer.

Based on our risk assessment and consideration of various mitigating factors, we concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Role of Management in Compensation Decisions
The Compensation Committee is responsible for making compensation decisions relative to executive officers. However, in making its decisions, the Compensation Committee seeks and considers input from senior management. Since management has direct involvement with and in-depth knowledge of the business strategy, goals and performance of the Company, certain executive officers play an important role in the executive compensation decision-making process. Senior management participates in the Compensation Committee’s activities in the following specific respects:

•
The President & CEO provides the Compensation Committee with his evaluation of the performance of the Company’s executive officers, including the other named executive officers (NEOs). The President & CEO and Vice President, Human Resources make compensation recommendations for executive officers, including base salary levels and the amount and mix of incentive awards.

•	The President & CEO, the Executive Vice President & CFO and the Vice President, Human Resources develop and recommend performance objectives and targets for AAM’s incentive compensation programs.

•	The Vice President, Human Resources assists the Chair of the Compensation Committee in developing meeting agendas and oversees the preparation of meeting materials on the matters to be considered.

•
The President & CEO, Executive Vice President & CFO and the Vice President, Human Resources regularly attend Compensation Committee meetings. Management generally does not attend the executive session of the Compensation Committee.

Role of Compensation Consultant
The Compensation Committee has retained Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian provides the Compensation Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian also provides the Compensation Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments.
In the course of fulfilling its responsibilities, Meridian may communicate directly with the Chair of the Compensation Committee. Meridian also meets with management to gather information, prepare materials, and review proposals to be made to the Compensation Committee. Meridian provides no other services to the Company other than those described above has no other direct or indirect business relationships with the Company or any of its subsidiaries or affiliates.
The Compensation Committee determined that Meridian is independent of management and that the services provided by Meridian to the Compensation Committee do not give rise to any conflicts of interest. In written correspondence to the Compensation Committee, Meridian provided detailed information addressing each of the six independence factors set forth in NYSE listing standards. In this correspondence and in communications with the Compensation Committee, Meridian affirmed its independence and that of its partners, consultants and employees who service the Compensation Committee on executive compensation matters.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee’s primary responsibilities are to:

•	identify qualified individuals to serve on the Board and committees;

•	review our Corporate Governance Guidelines and Code of Business Conduct and recommend changes as appropriate; and

•	oversee and approve the process for succession planning for the CEO and other executive officers.
The Nominating/Corporate Governance Committee's responsibilities are more fully described in its written charter, which is available on our website at http://investor.aam.com. All members of the Nominating/Corporate Governance Committee are independent under NYSE listing standards and our Director Independence Guidelines.
Selection Process for Director Nominees. In consultation with the Chairman, President & CEO, the Nominating/Corporate Governance Committee identifies, evaluates and recommends potential candidates for membership on the Board. The Nominating/Corporate Governance Committee conducts inquiries into the backgrounds and qualifications of the candidates and considers questions of independence and possible conflicts of interest. Based on the Nominating/Corporate Governance Committee’s evaluation, candidates who meet the Board’s criteria may receive further consideration, which may include interviews with the Nominating/Corporate Governance Committee and other directors. The Nominating/Corporate Governance Committee then submits its recommendations for nominees to the Board for approval. Pursuant to AAM’s bylaws, the Board may establish the size of the Board by resolution, provided there is a minimum of three members.
Before the Board nominates an incumbent director for re-election by our stockholders, the incumbent director is evaluated by the Nominating/Corporate Governance Committee and/or the Board. This evaluation is based on, among other things, each incumbent director’s meeting attendance record and contributions to the activities of the Board.
The Nominating/Corporate Governance Committee considers recommendations of potential candidates from members of our Board, our Chairman, President & CEO and our stockholders. In 2014, Mr. Dauch referred director nominees William L. Kozyra and Peter D. Lyons for consideration by the Nominating/Corporate Governance Committee and the Board for election by our stockholders as Class I directors. These nominees were considered, among other candidates, to fill two Class I directorships that will become vacant upon the retirement of Mr. Farmer,

Mr. Lappin and Mr. Walker at the expiration of their terms of office at the 2015 annual meeting. The Board believes it is appropriate at this time for each of the three classes to be comprised of three directors.
After consideration of each candidate's qualifications and independence, the Nominating/Corporate Governance Committee recommended that the Board nominate Mr. Kozyra and Mr. Lyons for election as Class I directors, each with a term expiring on the date of the 2018 annual meeting of stockholders. Upon review, the Board decided to recommend Mr. Kozyra and Mr. Lyons for election at the 2015 annual meeting of stockholders.
Director Qualifications. AAM’s Corporate Governance Guidelines provide the qualifications for Board membership. Candidates for director nominees to the Board are reviewed in consideration of the current composition of the Board, the operating requirements of the Company and the interests of stockholders. Although specific qualifications may vary from time to time, desired qualities and characteristics include:

•	high ethical character and shared values with AAM;

•	high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;

•	breadth of knowledge of issues affecting AAM;

•	the ability to contribute special competencies to Board activities, such as financial, technical, international business or other expertise, or industry knowledge;

•	awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and

•	sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect the appropriate balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Although the Board has no formal policy regarding diversity, the Board believes that diversity is an essential element of Board effectiveness. In this context, diversity is defined broadly to include differences in background, skills, education, experience, gender, race, national origin and culture.
For director candidates recommended by stockholders, the Nominating/Corporate Governance Committee follows the procedures described below in Other Matters, Stockholder Proposals for 2016 Annual Meeting. The Nominating/Corporate Governance Committee will evaluate candidates recommended by stockholders using substantially the same criteria that are considered in evaluating director candidates recommended by our Board members or Chairman, President & CEO.
Succession Planning. The Nominating/Corporate Governance Committee is responsible for overseeing the Company’s succession planning process for executive officers and other key executive positions at AAM. In performing this role, the Nominating/Corporate Governance Committee monitors and approves management’s succession planning process and actions and, with respect to the CEO, makes recommendations to the full Board for approval. The Board has primary responsibility for CEO succession planning and develops both long-term and contingency plans for CEO succession. The Company’s long-term and ongoing succession planning program is designed to support effective senior leadership development and succession in a manner that positions AAM to achieve its strategic, operating and financial performance goals, and enhance stockholder value.
Technology Committee
The Technology Committee oversees and provides advice to AAM regarding AAM’s product, process and systems technology. The Technology Committee reviews and makes recommendations to the Board and management concerning AAM's strategy relative to technology matters.
Strategy Committee
The Strategy Committee oversees the development and implementation of AAM’s strategic plan and provides advice to the Board and management regarding specific strategic opportunities. The Strategy Committee is responsible for maintaining a cooperative, interactive strategic planning process with management, including the approval of strategic goals and objectives and reviewing and providing advice concerning potential corporate acquisitions, divestitures, joint ventures and strategic alliances.
Executive Committee
The Executive Committee exercises the authority of the Board during the intervals between Board meetings and does not meet on a regular basis.

PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED AMERICAN AXLE & MANUFACTURING HOLDINGS, INC. 2012 OMNIBUS INCENTIVE PLAN

Background
Upon recommendation of the Compensation Committee, the Board adopted an amended and restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan (the “Amended and Restated 2012 Plan” or the “Plan”) on February 5, 2015, subject to shareholder approval, which we are now seeking. The Amended and Restated 2012 Plan includes amendments to increase the number of shares authorized for issuance under the Plan and make certain other changes to the treatment of awards under the Plan’s change in control provisions. The following material changes will take effect upon adoption of the Amended and Restated 2012 Plan:

•
The number of shares of common stock available for issuance under the Amended and Restated 2012 Plan will be increased by 2,100,000 shares. The proposed increase in shares represents approximately 2.8% of the common shares of the Company outstanding as of March 3, 2015 (the record date).

•
Certain changes will be made to the treatment of awards granted under the Plan following the effective date of the proposed amendments in the event of a Change in Control of the Company (as defined in the Plan), which include double trigger accelerated vesting.

The 2012 Omnibus Incentive Plan was initially approved by shareholders on April 26, 2012. Under NYSE rules, the proposed amendments to the Plan will not be effective if our shareholders do not approve them. If our shareholders do not approve the proposed Amended and Restated 2012 Plan, we may be required to re-evaluate our compensation structure to ensure that it remains competitive.
We use incentive awards to attract, motivate and retain leadership talent as well as to align our employees’ and non-employee directors’ interests with those of our shareholders. The purpose of the proposed amendments is to allow the Company to award the equity incentives important to our compensation program for the foreseeable future, while resulting in no more than a reasonable amount of potential equity dilution. The Board believes that the proposal to increase the number of shares authorized for issuance is in the best interest of shareholders and supports this proposal for the following reasons:

•
If the proposed amendment to increase the number of shares available under the Amended and Restated 2012 Plan is not approved, the Company will be compelled to increase significantly the cash-based component of employee compensation, which could reduce the alignment of employee and shareholder interests.

•
The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

The revised change in control provisions add a defined term for change in control and detailed provisions regarding the disposition of outstanding awards in the event of a change in control. These changes provide for the accelerated vesting of awards only after both a change in control occurs and a participant is terminated without cause or resigns for good reason within two years following the change in control (commonly referred to as a “double trigger”) in the event a successor to the Company agrees to assume or replace such awards. If a successor to the Company does not assume or replace the awards, all awards that are held by a participant will generally be cancelled in exchange for value. The proposed changes thus limit the discretionary authority of the Board and the Compensation Committee to identify which non-specified events will constitute a change in control and to determine how to dispose of outstanding awards upon a change in control. The Board believes that the proposed change in control amendments are in the best interest of shareholders and supports this proposal for the following reasons:

•
The adoption of a double-trigger requirement for outstanding awards (in the event a successor agrees to assume or replace such awards) reflects widely accepted best governance practices by preventing senior executives and key employees from receiving an automatic benefit upon a change in control.

•
The adoption of a double-trigger requirement serves as an incentive for senior executives and key employees to continue their employment with the Company through and after a change in control to receive the benefit of their outstanding awards.

Summary of Amended and Restated 2012 Plan as Proposed to Be Amended
A copy of the Amended and Restated 2012 Plan as proposed to be amended is attached as Appendix A. The following summary is qualified in its entirety by reference thereto. Other than the proposed amendments to the number of shares available under the Amended and Restated 2012 Plan and the change in control provisions under the Plan for which we are seeking approval and minor conforming changes for which shareholder approval is not required, the terms of Amended and Restated 2012 Plan remain unchanged. Capitalized terms not defined in this summary shall have the meaning given in the Amended and Restated 2012 Plan.
Purpose and Eligibility
The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing the means for employees and non-employee directors to obtain an ownership interest in the Company, and (c) attracting and retaining qualified persons to serve as members of an outstanding management team and as Board members of the Company whose judgment, interest and performance are required for the successful and sustained operations of the Company.
All employees and non-employee directors of the Company and its subsidiaries and designated affiliates are eligible to participate in the Amended and Restated 2012 Plan. The ability of our employees and non-employee directors to participate in the Amended and Restated 2012 Plan is subject to the approval of the Compensation Committee. Approximately 140 employees and non-employee directors may be eligible to participate in the Amended and Restated 2012 Plan. In addition, the Compensation Committee may select third-party service providers to the Company or any subsidiary to participate in the Amended and Restated 2012 Plan.
Termination Date
No Awards may be made after ten years from the effective date of the original plan on April 26, 2012.
Administration of the Amended and Restated 2012 Plan
The Compensation Committee will administer the Amended and Restated 2012 Plan and will have the discretion to select the individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority to one or more administrators (e.g., one or more Compensation Committee members or one or more of our executive officers).
Limits on Awards
The Amended and Restated 2012 Plan limits the grants of Awards to a single Participant in any calendar year as follows:

•	the maximum aggregate number of shares that may be granted in the form of stock options and SARs is 2,000,000 shares;

•
the maximum aggregate payout at the end of an applicable performance period or vesting period with respect to Awards of performance shares, performance units (settled in shares), restricted shares or restricted stock units (settled in shares) is 2,000,000 shares, determined as of the date of grant; and

•
The maximum aggregate amount that may be paid under an Award of performance units (settled in cash), cash-based Awards or any other Award that is payable in cash, in each case that are performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), is $6,000,000, determined as of the date of payout.

Shares Available under the Amended and Restated 2012 Plan
The total number of shares that may be delivered under the Amended and Restated 2012 Plan will be 7,100,000 shares of our authorized but unissued shares of common stock (which takes into account the proposed 2,100,000 share increase), subject to adjustment for share recycling. The number of shares available under the Amended and Restated 2012 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.
Share Recycling Rules
The number of shares subject to any portion of an Award granted under the Amended and Restated 2012 Plan that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation, or as a result of the net settlement of a SAR, such tendered or withheld shares will be available for new Awards under the Amended and Restated 2012 Plan.
Types of Awards Allowed under the Amended and Restated 2012 Plan
Form of Awards. The Amended and Restated 2012 Plan authorizes the following awards (“Awards”): (i) restricted stock or restricted stock units; (ii) performance shares; (iii) performance units; (iv) stock options; (v) SARs; (vi) cash-based awards; and (vii) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the Amended and Restated 2012 Plan.
Each grant of an Award will be evidenced by an Award agreement that will set forth the terms and conditions of the grant as determined in the sole discretion of the Compensation Committee. These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.
Transferability. Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, stock options and SARs will be exercisable only by the Participant.
Restricted Stock and Restricted Stock Units. Restricted stock Awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a shareholder, including the right to receive dividends and the right to vote such shares.
Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents on the grant of restricted stock units.
Performance Shares and Performance Units. Performance shares and performance units are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to one share of common stock. Each performance unit shall have an initial notional value equal to a dollar amount as established by the Compensation Committee, in its discretion. Performance shares and performance units may be settled in cash, in shares or a combination thereof. Performance shares and performance units may but are not required to comply with the requirements of Code Section 162(m). The Compensation Committee may elect to utilize performance measures that are not specified in the Amended and Restated 2012 Plan with respect to performance shares and performance units not intended to comply with Code Section 162(m).
Stock Options and SARs
General. Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Code Section 422. Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.
Exercise Price. The exercise price of stock options and SARs awarded under the Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.
Maximum Term of Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.
Other Stock-Based and Cash-Based Awards. The Compensation Committee may grant other forms of cash-based and stock-based Awards not specifically described in the Amended and Restated 2012 Plan including, but not limited to, unrestricted shares, deferred shares and deferred share units.
162(m) Performance-Based Compensation
The Compensation Committee may designate any Award (other than an Option or SAR) as performance-based compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a covered employee, within the meaning of Code Section 162(m), with respect to such Award, and (ii) the Committee wishes such Award to qualify for exemption from the limitation on deductibility under Code Section 162(m)(4)(c). The Compensation Committee shall have the sole authority to specify which Awards are to be granted in compliance with Code Section 162(m) and treated as performance-based compensation.
For each grant of an Award designated as performance-based compensation, the Compensation Committee will establish the terms and conditions of the grant in accordance with the requirements of Code Section 162(m), including, but not limited to, the size of the Award, performance measures and related performance goals, the performance period over which performance goals must be achieved, payout levels based on achieved goals, form and timing and payout, and the impact of a termination of employment and change in control. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals that will determine the payout. No Award of performance-based compensation will be earned, vested or paid until the Compensation Committee certifies the attainment of the pre-established performance goals. The Compensation Committee may set performance goals using any combination of the following performance measures that are set forth in the Amended and Restated 2012 Plan:

(a)	Book value or earnings per share;

(b)	Cash flow, free cash flow or operating cash flow;

(c)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization;

(d)	Expenses/costs;

(e)	Gross, net or pre-tax income (aggregate or on a per share basis);

(f)	Net income as a percentage of sales;

(g)	Gross or net operating margins or income, including operating income;

(h)	Gross or net sales or revenues;

(i)	Gross profit or gross margin;

(j)	Improvements in capital structure, cost of capital or debt reduction;

(k)	Market share or market share penetration;

(l)	Growth in managed assets;

(m)	Reduction of losses, loss ratios and expense ratios;

(n)	Asset turns, inventory turns or fixed asset turns;

(o)	Operational performance measures;

(p)	Profitability ratios (pre or post tax);

(q)	Profitability of an identifiable business unit or product;

(r)
Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);

(s)	Share price (including growth or appreciation in share price and total shareholder return);

(t)	Strategic business objectives (including objective project milestones);

(u)	Transactions relating to acquisitions or divestitures; or

(v)	Working capital.
Any performance measure(s) may, as the Compensation Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division of the Company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the performance measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other performance measures, or (v) any combination of the foregoing. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures specified above.
The Performance Measures shall be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Compensation Committee may provide in any Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225).
Types of Awards Allowed for Non-employee Directors under the Amended and Restated 2012 Plan
Our non-employee directors generally may receive Awards under the Amended and Restated 2012 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in non-qualified stock options, restricted shares and restricted stock units, either automatically or at the choice of the non-employee directors. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the Amended and Restated 2012 Plan, including options and SARs, restricted shares and restricted stock units and deferred stock units, upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the Amended and Restated 2012 Plan will be administered by our Board.
Amendment of the Amended and Restated 2012 Plan
Our Board may amend the Amended and Restated 2012 Plan and any Award made under the Plan at any time for any reason or no reason, except that our Board must obtain shareholder approval if shareholder approval is required in order to comply with the listing or other requirements of any securities exchange on which shares of the Company are listed or are desired to be listed or to comply with applicable U.S. or state laws, or regulations and the law of any foreign country or jurisdiction where Awards are granted under the Amended and Restated 2012 Plan. No termination, amendment or suspension of the Amended and Restated 2012 Plan and any Award made under the Plan may adversely affect in any material way any Award previously granted under the Plan without the written consent of the Award recipient, subject to certain conditions described in the Plan.
Treatment of Awards under the Amended and Restated 2012 Plan in the Event of a Change in Control of the Company
A “Change in Control” is generally defined in the Amended and Restated 2012 Plan as:

•
The acquisition by a person unaffiliated with the Company of beneficial ownership of 30% or more of the total voting power of the Company’s outstanding voting securities that may be cast for the election of directors;

•
The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company’s outstanding securities that may be cast for the election of directors;

•	A change in the composition of a majority of the Company’s Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or

•	The approval by the shareholders of a plan or proposal for the Company’s dissolution.

Disposition of Awards Upon Change in Control

If a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary or is subject to a policy or plan that discusses the effect of a change in control on a Participant’s awards, then such agreement, plan or policy shall control. In all other cases, unless provided otherwise in an award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control:

Award Assumed by Successor. If a Successor agrees, some or all outstanding awards will either be assumed, or replaced with awards of the same type with similar terms and conditions, by a Successor in the transaction. In the event of termination following a change in control, the Plan provides for double-trigger vesting acceleration. If the Participant's employment with a Successor terminates in connection with or within two years following the change in control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full or deemed earned in full (assuming the target performance goals provided under the award were met, if applicable) effective on the date of the Participant’s termination of employment.

Reimbursement of Cancelled Awards. If a Successor does not assume the awards or issue replacement awards, then, unless provided otherwise in an award agreement or by the Compensation Committee, immediately prior to the date of the change in control all awards that are then held by Participants will be cancelled in exchange for the right to receive the following:

•
For each stock option or SAR, a cash payment equal to the excess of the change in control price of the shares covered by the stock option or SAR over the purchase or grant price of such shares under the award;

•
For each share of restricted stock and each restricted stock unit, a cash payment equal to the change in control price per share or such other consideration as the Company or shareholders receive as a result of the change in control;

•	For each performance share and/or each performance share unit that has been earned but not yet paid, a cash payment equal to the value of the performance share and/or performance unit;

•
For each performance share and/or performance unit for which the performance period has not expired, a cash payment equal to the product of (x) and (y) where (x) is the Award the Participant would have earned based on target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the performance period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the performance period;

•	For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;

•
For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the change in control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the change in control; and

•	For all dividend equivalents, a cash payment equal to the value of the dividend equivalent as of the date of the change in control.

Treatment of Awards upon a Participant’s Termination of Employment
The Compensation Committee will determine at or after the time of grant, the terms and conditions that apply to any Award upon a Participant’s termination of employment with the Company and its subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination, the Compensation Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award.
Federal Tax Consequences of the Awards Granted under the Amended and Restated 2012 Plan
The following is a brief summary of the United States federal income tax consequences related to Awards granted under the Amended and Restated 2012 Plan:
Restricted Stock Units. The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).
Restricted Stock. The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes the special election with the Internal Revenue Service pursuant to Code Section 83(b), as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.
Pursuant to Section 83(b) of the Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.
Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.
ISOs. Upon the grant or exercise of an ISO within the meaning of Code Section 422, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.
SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).
Code Section162(m) generally disallows a public company from taking a tax deduction for compensation paid in excess of $1,000,000 in any tax year to its chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, compensation that qualifies as performance-based compensation is excluded from this $1,000,000 deduction limit and therefore remains fully deductible by the company. The Company generally intends that Awards under the Amended and Restated 2012 Plan qualify as performance-based compensation so that these Awards will not be subject to the Code Section 162(m) deduction limit. However, if the Compensation Committee determines that it is in the Company’s best interest, compensation that is not deductible under Section 162(m) may be paid to a Participant in the Compensation Committee’s sole discretion.
The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Amended and Restated 2012 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended and Restated 2012 Plan are urged to consult a tax advisor as to the tax consequences of participation.
New Plan Benefits
No awards have been granted, and no shares have been issued, on the basis of the proposed 2,100,000 share increase. Future grants under the Amended and Restated 2012 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended and Restated 2012 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Common Stock.

Equity Compensation Plan Information as of March 15, 2015

The following table provides information as of March 15, 2015, regarding the shares of our common stock that may be issued under our existing equity compensation plans. This table does not reflect the additional shares proposed to be added to the 2012 Omnibus Incentive Plan in Proposal 2.

	A	B	C	D
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights(3) (#)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Shareholders	3,213,412	18.43	1.95	1,554,273
Equity Compensation Plans not Approved by Shareholders	—	—	—	—

(1)	Includes 2,018,988 outstanding full value restricted stock unit awards, 606,900 stock options and 587,524 outstanding performance share awards at target.

(2)	Represents the weighted average exercise price of outstanding stock options. Does not include full value restricted stock unit awards which do not have an exercise price.

(3)	Represents the weighted average remaining term of outstanding stock options.

Recent Closing Price of the Company’s Common Stock

The closing price of our common stock on March 3, 2015, the record date, was $25.32 per share.

Required Vote for Approval of the Amended and Restated 2012 Plan
The Company’s by-laws, Code Section 162(m) and NYSE listing standards provide that this proposal must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the annual meeting.
The description of the Amended and Restated 2012 Plan in this document is only a summary. We encourage you to read the entire Amended and Restated 2012 Plan to understand all of its terms. A copy of the Amended and Restated 2012 Plan has been provided as Appendix A to this proxy statement. In addition, we will send to you, without charge, a copy of the Amended and Restated 2012 Plan upon your request. You may send your request to: Investor Relations, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
Board Recommendation

The Board unanimously recommends a vote “FOR” the proposal to approve the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Executive Summary
The Compensation Committee (Committee) oversees the Company's executive compensation program. Our executive compensation program reflects an externally competitive compensation structure based on a market study of executive compensation programs in AAM's comparative peer group. In addition to attracting and retaining key executives, the program is designed to drive Company and individual performance while aligning the interests of our executives with those of our stockholders.
2014 Changes to Executive Compensation Program
At our 2014 annual meeting, approximately 97% of our stockholders voted in favor of the Company's say on pay proposal. This level of support reflects the positive response of our stockholders to the significant changes we made to our executive compensation program in response to stockholder feedback that we received during outreach in 2013. The direct feedback from our stockholders was valuable to the Board and the Committee in evaluating and implementing the changes to our executive compensation programs described below.

•
Approved a new comparative peer group for benchmarking 2014 executive compensation. The Committee approved a new comparative peer group, which has greater relevance to AAM in terms of industry, revenues, market capitalization, global complexity and competition. AAM's revenues approximate the median revenues of the new comparative peer group. The size of the comparative peer group was reduced from 38 to 20 companies.

•
Targeted the 50th percentile for total compensation of executive officers. In determining 2014 compensation, the Committee targeted total compensation at approximately the 50th percentile of our new comparative peer group. As a result, the Committee has moved away from setting annual and long-term incentive pay opportunities between the 50th and 75th percentile of our comparative peer group. This total compensation target is considered to be a generally accepted benchmark of external competitiveness that supports AAM's ability to attract and retain key executives.

•
Introduced a performance share award vehicle as a component of 2014 long-term incentive compensation (LTI). The Committee redesigned the LTI program to strengthen pay-for-performance alignment of executive compensation. In 2014, the Committee granted performance share awards that account for 66% of the total LTI award value. One-half of the payouts earned under these awards will be measured by EBITDA margin and the remaining one-half will be measured by relative TSR performance, each as defined below. These awards are paid only to the extent that pre-established performance targets are achieved over the three-year performance period. Accordingly, total LTI awards were 100% equity-based, with the remaining 34% being restricted stock units (RSUs).

•	Capped annual incentive performance payouts. The Committee established stated maximum payouts for all performance metrics used to determine 2014 annual incentive compensation.

•	Adopted a clawback policy. The Committee adopted a clawback policy applicable to executive officers effective January 1, 2014.
2014 Performance and Pay
In 2014, our financial performance was highlighted by significant positive cash flow, sales growth that outpaced the industry and solid profitability. The performance goals under our executive compensation programs are established to reward achievement of the Company's goals and objectives. As discussed in more detail below, improvements in the Company's performance in 2014 resulted in higher incentive payouts for certain awards as compared to 2013 payouts. For example, the 2014 payouts of annual cash incentives were higher than those for 2013 due significantly to 2014 net operating cash flow exceeding the budget by 23%. The 2014 incentive payouts reflect an overall pay-for-performance alignment. This result supports AAM's compensation objectives of rewarding performance and aligning the interests of our executive officers with those of our stockholders.

2015 Changes to Executive Compensation Program
In 2015, we made the following changes to our executive compensation program:

•
Entered into an amended and restated employment agreement (2015 employment agreement) with David C. Dauch as President and Chief Executive Officer, primarily to change severance benefits in the event his employment is terminated on or within two years following a change in control (CIC). Mr. Dauch's employment agreement was amended to increase his severance payment to a multiple of three times base salary and annual bonus from a multiple of two times.

•
Adopted the AAM Executive Officer Change in Control Plan (CIC Plan). The CIC Plan provides executive officers with severance benefits in the event of termination of employment on or within two years following a CIC. Severance payments and benefits under the CIC Plan include, among other things, a severance payment equal to a multiple of two times base salary and annual bonus.

•	All 2015 equity-based LTI awards will require termination of employment before accelerated vesting is permitted following a CIC (double-trigger vesting).
As discussed below, the Committee and the Board considered market practices among companies in our comparative peer group (defined below) and other factors in approving the severance benefits for our NEOs and the change to double trigger vesting of LTI awards following a CIC. Severance benefits are further described under Severance Benefits and Restrictive Covenants.
Named Executive Officers
Our NEOs for the fiscal year ending December 31, 2014 include the following individuals:
David C. Dauch, Chairman, President & Chief Executive Officer;
Michael K. Simonte, Executive Vice President & Chief Financial Officer;
Alberto L. Satine, Senior Vice President, Global Driveline Operations;
Terry J. Woychowski, Senior Vice President, Advanced Engineering & Quality; and
Norman Willemse, Vice President, Metal Formed Products Business Unit.
Executive Compensation Philosophy and Objectives
The Committee is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Committee believes that the compensation paid to executives should be structured to provide AAM executives with meaningful rewards, while maintaining alignment with stockholder interests, corporate values and management initiatives.
The Committee believes that AAM’s executive compensation program should consist of a mix of base salary, annual incentive compensation and long-term incentive compensation, with limited perquisites and other personal benefits. A key objective in establishing pay mix is to make a significant portion of total compensation performance-based and contingent upon the achievement of stated Company performance goals.
The Committee also considers other factors in setting compensation levels for NEOs such as Company and individual performance, market data, succession planning and the requirements of the position as determined by the Company from time to time.
Compensation Objectives. The following fundamental objectives are considered in determining compensation programs and pay levels for our NEOs.

•
Compensation and benefit programs should attract, motivate and retain experienced executives who are vital to our short-term and long-term success, profitability and growth. AAM makes an effort to remain competitive by targeting pay levels of the Company’s comparative peer group while considering the Company's business environment, including industry conditions and other market influences. The Committee believes our compensation programs should encourage high-achieving, marketable executives to remain motivated and committed to AAM for long and productive careers.

•
Compensation and benefit programs should reward Company and individual performance. Our compensation programs strive to deliver competitive compensation for exceptional individual and Company performance as compared to companies in our comparative peer group. As executives progress to higher levels in the Company and assume key leadership positions, a greater portion of their compensation should be linked to Company performance measured against financial and operational objectives and to stockholder returns.

•
Compensation and benefit programs should foster the long-term focus required to deliver value to our stockholders. Our long-term incentive compensation motivates executive officers to achieve our strategic objectives and to deliver long-term value creation to our stockholders. Executive officers who are in positions to influence long-term results should have a greater proportion of their compensation tied to long-term performance.

•
Total compensation opportunities should reflect each executive’s level of responsibility and contribution to AAM. While the overall structure of compensation and benefit programs should be broadly similar across the Company, individual pay levels and benefit packages will reflect differences in job responsibilities, geography and marketplace considerations.

•
Stock ownership requirements for executive officers should align their interests with those of our stockholders. Our stock ownership requirements align our executive officers’ interests with those of stockholders and reinforce the importance of making sound long-term decisions. AAM’s executive officers are required to maintain a certain level of stock ownership based on their position.

Peer Group and Compensation Benchmarking
Determination of Comparative Peer Group
The Committee uses a comparative peer group for purposes of determining competitive pay levels and compensation structure, setting incentive pay opportunities and assessing Company performance relative to its peers in support of AAM's executive compensation philosophy and objectives. The Committee periodically reviews the composition of the comparative peer group with guidance from the Committee's independent compensation consultant, Meridian, and makes adjustments to reflect changes in the Company's business as well as industry and market conditions.
In 2013, the Committee directed Meridian to evaluate the existing comparative peer group and recommend changes to the peer group that would more closely reflect AAM's business profile. Meridian undertook a detailed study to develop a pool of potential peer companies from which to select the companies to be included in the comparative peer group. In developing the pool, Meridian considered companies in the automotive and related industries with annual revenues between one-third and three times our revenues and those in our competitor peer group as described below. The initial pool was then narrowed by Meridian through the use of a weighted scorecard based on additional criteria, which included:

•	complexity of global business and operations;

•	companies that compete with AAM for executive talent;

•	market capitalization; and

•	companies included in the peer groups established by proxy advisory firms.
Based on this analysis, Meridian recommended and the Committee approved a new comparative peer group of 20 companies, which resulted in the following changes:

•	the size of the peer group was reduced from 38 companies;

•	23 companies were removed and five were added to improve alignment with AAM based on the factors described above; and

•	increased the number of companies from our competitor peer group.
We believe this comparative peer group has greater relevance to AAM in terms of industry, revenues, market capitalization, global complexity and competition. Further, AAM's projected revenues are well positioned relative to the median of the comparative peer group's projected revenues.

The following table shows the companies in our new comparative peer group used to determine 2014 compensation and in our competitor peer group as disclosed in our 2014 annual report to shareholders.

Company	Comparative Peer Group	Competitor Peer Group
A. O. Smith Corporation	X
BorgWarner Inc.	X	X
Briggs & Stratton	X
Cooper-Standard Holdings, Inc.	X
Dana Holding Corporation	X	X
Donaldson Company, Inc.	X
Federal-Mogul Corporation	X
Flowserve Corporation	X
Kennametal Inc.	X
Lear Corporation	X	X
Meritor Inc.	X	X
Regal-Beloit Corporation	X
Tenneco Automotive Inc.	X	X
Terex Corporation	X
Tower International Inc.	X
Trinity Industries, Inc.	X
USG Corporation	X
Valmont Industries, Inc.	X
Visteon Corporation	X	X
Woodward Inc.	X
Autoliv Inc.		X
Magna International Inc.		X
Total Number of Companies	20	8
Compensation Benchmarking
The Committee targets approximately the 50th percentile of our comparative peer group for total direct compensation of executives holding similar positions at companies in our comparative peer group. Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group due to various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to the Company's performance, time in position and potential for advancement in the context of succession planning. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when performance objectives are met. Consequently, actual pay earned by executives may vary from targeted levels based on the degree to which specific performance objectives are attained.
The Committee has determined that targeting total direct compensation at approximately the 50th percentile reflects a generally accepted benchmark of external competitiveness and supports the ability to attract and retain key executives.
Tally Sheets
Annually, the Committee reviews compensation tally sheets for each executive officer, including the NEOs. The tally sheets, which are prepared by management, provide a summary of the current amounts of each component of pay and a history of prior long-term incentive grants. The tally sheets also show estimates of potential payments and benefits that could be realized under various hypothetical termination scenarios. The tally sheets consist of information that is substantially similar to the information shown for each NEO in Potential Payments Upon Termination or Change in Control below. The Committee did not change the NEOs’ compensation based on its review of this information in 2014.
Total NEO Compensation and Pay Mix
In determining NEO pay levels, the Committee reviews each component of compensation (base salary, annual incentive compensation and long-term incentive compensation) with the objective of targeting total compensation at approximately the 50th percentile of executives holding similar positions at companies in our comparative peer group.

Based on Meridian's market data analysis, 2014 total compensation for Mr. Dauch and Mr. Simonte was at approximately the 50th percentile of pay among executives holding similar positions at companies in our comparative peer group. Due to Mr. Satine's limited time in his new position and internal pay equity considerations, his total 2014 compensation was set below the 50th percentile among executives holding similar positions at companies in our comparative peer group. For Mr. Woychowski, the unique combination of his job responsibilities limits the ability to benchmark his position to similar positions at companies in our comparative peer group. As a result, the Committee determined Mr. Woychowski's total compensation in consideration of internal pay equity among executive officers at his level. Mr. Willemse's total compensation was set above the 50th percentile among executives holding similar positions at companies in our comparative peer group. The Committee determined that this was appropriate due to Mr. Willemse's significant role in strategic matters, manufacturing and engineering experience, demonstrated leadership capabilities and potential for advancement in the context of succession planning.
The Committee establishes a mix of total compensation (base salary, annual and long-term incentives) for our NEOs in consideration of the pay mix of executive officers at companies in our comparative peer group. In setting 2014 total compensation for our NEOs, the Committee determined that a significant portion of each NEO's total target compensation should be at risk in the form of annual and long-term incentive compensation. Accordingly, approximately 83% of Mr. Dauch's total target compensation is at risk, which includes a target of 22% for annual incentive compensation and 61% for long-term incentive compensation. For our other NEOs, approximately 66% of their average total target compensation includes an average target of 22% for annual incentive compensation and an average of 44% for long-term incentive compensation.
Components of the AAM Compensation Program
The primary components of AAM’s executive compensation program are base salary, annual incentives, long-term incentives and benefits and perquisites.
Base Salary. In the fourth quarter of each year, the Committee reviews base salaries for executive officers for the following calendar year. In determining 2014 base salaries for executive officers, the Committee reviewed benchmark data comparing pay levels of our executive officers with those of executives holding similar positions at companies in our comparative peer group. The Committee also considered each individual’s experience, time in position, professional development, contribution to the Company, performance and other factors. For NEOs other than the Chairman, President & CEO, the Committee considered the recommendations of Mr. Dauch in determining NEO base salaries. The Committee approved 2014 base salary increases for the NEOs as follows:

	Base Salary
	2014	2013
David C. Dauch	$1,100,000	$1,100,000
Michael K. Simonte	$560,100	$543,800
Alberto L. Satine	$450,000	$360,000
Terry J. Woychowski	$463,500	$450,000
Norman Willemse (effective March 1, 2014)	$385,000	$320,000
The Committee approved an increase to Mr. Dauch's base salary effective September 1, 2013 to remain in effect for fiscal 2014. Mr. Dauch's base salary was adjusted to $1,150,000 effective January 1, 2015. The Committee approved this increase of 4.5% in consideration of the Company's financial performance and Mr. Dauch's leadership in strengthening AAM's management team and advancing product technology and innovation.
For Mr. Simonte and Mr. Woychowski (paid in lump sum), each increase in 2014 base salary shown above reflects an annual merit increase of 3%, which is consistent with the budgeted amount for the merit program for U.S. salaried associates.
Mr. Satine's 2014 base salary reflects an increase of 25% in connection with his promotion to a key leadership position upon the retirement of the former head of worldwide operations on January 1, 2014. Mr. Satine's promotion was made in the context of AAM's succession plan. As Senior Vice President of Global Driveline Operations, Mr. Satine has leadership responsibility for a significant portion of AAM's global operations.
Mr. Willemse's 2014 base salary reflects an increase of approximately 20%. The Committee approved this increase in consideration of his effective leadership of the Metal Formed Products Business Unit in achieving key business goals and strong financial results. The Committee also considered, in consultation with Mr. Dauch, the significance of Mr. Willemse's manufacturing and engineering experience and demonstrated leadership capabilities relative to succession planning for other leadership positions.

Annual Incentive Compensation.  Annual incentive compensation at AAM is designed to:

•	encourage executives to achieve short-term objectives to foster achievement of the Company's long-term goals;

•	reward performance to support strategic initiatives; and

•	provide incentive for executive retention.
Annual incentive compensation is measured by our achievement of financial targets established under AAM’s Incentive Compensation Plan for Executive Officers. All executive officers participated in this plan during 2014.
On an annual basis, the Committee determines one or more performance factors, and the relative weighting of each factor, in consideration of the Company’s key performance objectives. Under the plan, the performance factors that may be selected are: (1) net income as a percentage of sales (NIPS); (2) after tax return on invested capital (ROIC); and (3) net operating cash flow. Net operating cash flow is defined as net cash provided by or used in operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. ROIC is defined as after-tax return divided by average invested capital. Target performance levels, established annually, are intended to be aggressive but achievable based on industry conditions.
Payment of annual cash incentive awards are permitted to the extent the Company (1) meets or exceeds threshold levels of performance set by the Committee and (2) reports positive net income for the performance year.
The annual incentive plan permits the Committee to make discretionary adjustments if it determines that the achievement of performance targets for a plan year do not reflect the true performance of the Company due to unanticipated circumstances specified in the plan. Although the plan permits the Committee to exercise discretion in adjusting individual award payouts, the Committee made no discretionary increases to 2014 payouts for any of our NEOs.
The table below shows the 2014 target annual incentive opportunities for our NEOs, stated as a percentage of base salary:

Target Annual Incentive Opportunity
David C. Dauch	125%
Michael K. Simonte	80%
Alberto L. Satine	60%
Terry J. Woychowski	60%
Norman Willemse	60%

The 2014 annual incentive target for each NEO remains unchanged from 2013.

2014 Annual Incentive Performance
In support of the Company’s 2014 goals and objectives, the Committee approved the use of net operating cash flow and NIPS, each with equal weighting, as the performance metrics for determining 2014 annual cash incentives. These performance metrics were selected for the following reasons:

•	net operating cash flow is the most important financial metric for AAM due to its impact on liquidity, debt reduction and stockholder value creation;

•	increasing net operating cash flow is key to achieving credit rating upgrades, which has a favorable impact on the Company’s cost of future financing;

•	net income is a key indicator of financial and operational performance; and

•	net income and net income growth are highly correlated to cash flow, cash flow growth and stockholder value creation.

In the fourth quarter of 2013, in conjunction with a review of the Board-approved annual budget, the Committee set 2014 performance targets for the net operating cash flow and NIPS performance metrics as follows:

	Net Operating Cash Flow		Net Income as a Percentage of Sales
	Performance	Payout	Performance	Payout
Threshold	$25 million	25%	1%	25%
Target	$100 million	100%	4%	100%
Maximum	$200 million	200%	6%	200%
Budgeted net operating cash flow for 2014 was $100 million. The threshold performance level for net operating cash flow was set at 25% of the budget objective. Generating positive cash flow was a critical objective for 2014. The target performance level for net operating cash flow was based on achieving the budget and the maximum performance level was based on double the budgeted cash flow.
The target and threshold performance levels for NIPS were determined based on our performance relative to our competitor peer group. The target performance level for NIPS, or 4%, was set at a level to meet the performance of the median net income of our competitor peer group for the three most recent fiscal years. The target performance level for NIPS was increased by 1% over the 2013 target performance level. The 2014 budget for net income was approximately 4% of sales. The maximum award opportunity for NIPS was set at a level to meet the performance in the top third of our competitor peer group.
The Company’s 2014 net operating cash flow was $123 million, including proceeds from government grants used towards the purchase of equipment. Accordingly, the net operating cash flow metric resulted in an achievement of 123% of target. The Company’s 2014 NIPS was 4.49%, excluding the impact of the charges related to the payout of certain terminated vested participants under our defined benefit U.S. pension plans, net of tax, of $23.1. Accordingly, the NIPS performance metric resulted in an achievement of 125% of target.
Based on the weighting of each performance metric, the 2014 annual incentive awards resulted in a payout of 124% of target. No discretionary increases were made to 2014 annual incentive payouts for any NEO. The annual incentive awards paid are shown in the Summary Compensation Table.
Long-Term Incentive Compensation. Long-term incentive compensation at AAM is designed to:

•	align executive officer and stockholder interests;

•	reward achievement of long-term performance goals; and

•	provide incentives for executive retention.
The table below shows the 2014 target long-term incentive opportunities for our NEOs, stated as a percentage of base salary:

Target Long-Term Incentive Opportunity
David C. Dauch	350%
Michael K. Simonte	200%
Alberto L. Satine	120%
Terry J. Woychowski	120%
Norman Willemse	100%

The 2014 long-term incentive target for each NEO remains unchanged from 2013. Mr. Dauch's LTI opportunity was increased to 375% of base salary effective January 1, 2015. The Committee approved this increase in consideration of the Company's financial performance and Mr. Dauch's leadership in strengthening AAM's management team and advancing product technology and innovation.
2014 Long-Term Incentives
The Committee redesigned the LTI program for 2014 to strengthen the pay-for-performance alignment of LTI compensation for executive officers. In determining the new program design, which is 100% equity-based, the Committee received guidance from Meridian regarding design alternatives and market trends. Meridian evaluated the LTI program considering program objectives, pay-for-performance alignment and mix of award vehicles.

Based on Meridian's recommendations, the Committee approved a key LTI design change in 2014 with the introduction of performance shares as a new equity-based award vehicle. For 2014, performance share awards represented 66% of the total LTI award opportunity for executive officers. One-half of the 2014 performance share payouts, or 33% of the total LTI award, earned will be measured by cumulative earnings before interest, taxes, depreciation and amortization (EBITDA) margin performance and one half, or 33% of the total LTI award, will be measured by relative total shareholder return (TSR) performance, each over a three-year period and paid only to the extent that pre-established performance targets are achieved.
The Committee determined that the remaining 34% of the total LTI equity awards for 2014 should be in the form of RSUs settled in common stock with three-year cliff vesting. The Committee believes these RSUs promote retention of key executives.
For 2014 performance share awards, the Committee chose EBITDA margin as one of the measures of Company performance as it is a key indicator of our financial and operational performance and is useful in analyzing entity valuation. The Committee chose relative TSR as the other performance measure for determining payouts of performance share awards because of its alignment with stock price performance. This performance metric is designed to motivate executive officers to build long-term value for our stockholders. The EBITDA and relative TSR performance measures also complement the metrics we use to determine payouts under our annual incentive program.
The following tables show the threshold, target and maximum EBITDA margin and relative TSR performance levels to be used in determining 2014 performance share payouts. These performance levels were designed to drive a level of performance in the top one-half of our competitor peer group. The competitor peer group consists of companies listed in the table shown above in Peer Group and Compensation Benchmarking.

	EBITDA Margin Performance Measure		Relative TSR Performance Measure
Performance Level	3 Year Cumulative EBITDA Margin	Percent of Target Award Opportunity Earned	Company's TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	10%	25%	35th	50%
Target	12%	100%	50th	100%
Maximum	15%	200%	75th	200%
Payout of 2012 Performance Unit Awards
Payouts of the 2012 cash-based performance unit awards were determined based on EBITDA margin for the performance period beginning April 1, 2012 through December 31, 2014. The Company's cumulative EBITDA margin for the performance period was 12.8%, after adjustments approved by the Committee for certain special charges, including costs associated with plant closures, debt refinancing and the payout of certain terminated vested participants under our defined benefit U.S. pension plans. The adjusted EBITDA margin resulted in a payment at 128% of target. See Summary Compensation Table for the amounts paid to NEOs in March 2015.
Equity Grant Practices
AAM generally makes equity grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are typically made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance. AAM does not and has never permitted backdating, spring loading or other timing of option grants with the release of material non-public information.
Benefits. Our NEOs participate in the same benefit and retirement plans in which our U.S. salaried associates participate. A group of approximately 60 senior executives, including the NEOs, also receive supplemental life, supplemental disability and umbrella liability insurance benefits. Our NEOs are eligible to participate in AAM’s qualified and nonqualified defined benefit pension plans and defined contribution plans. They are also eligible to participate in a nonqualified deferred compensation plan that permits deferrals of a portion of base salary and/or annual cash incentive compensation on a pretax basis. These plans are described in the Pension Benefits and Nonqualified Deferred Compensation sections below.

Perquisites. AAM provides a limited number of perquisites to senior executives, including our NEOs. AAM has never owned a corporate aircraft and generally does not provide leased aircraft for personal use. AAM does not pay for country club memberships. Senior executives are eligible for the use of a Company-provided vehicle with AAM content. Mr. Dauch has the use of two Company-provided vehicles. Occasionally, the Company invites spouses of AAM executives to attend Company business events and pays for the spouse’s travel and related non-business expenses. The Company reimburses the executive for taxes attributable to the income associated with this benefit. We do not provide tax gross ups for executives except for those available for all salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.
Severance Benefits and Restrictive Covenants
Severance Benefits
In 2014, at the Committee's request, Meridian provided an analysis of the market trends and prevailing practices of CIC programs among companies in our comparative peer group. Meridian's market data indicated that 90% of the companies in our comparative peer group provide severance payments and benefits under various CIC programs. Meridian's report also included an analysis of the types and levels of CIC benefits provided to executives holding similar positions at companies in our comparative peer group. The Committee considered the results of Meridian's analysis of CIC programs among companies in our comparative peer group in determining the CIC severance benefits for Mr. Dauch and other executive officers.
As a result, Mr. Dauch's employment agreement was amended and restated in February 2015 to change the severance payments and benefits in the event his employment is terminated on or within two years following a CIC. The changes to CIC benefits for Mr. Dauch in his 2015 employment agreement are aligned with CIC benefits currently provided to CEOs among our comparative peer group. The amendment reflects an increase in his severance payment from two times to three times his annual base salary and annual bonus. The applicable period for medical benefit continuation was increased from two years to three years following termination of employment after a CIC. The CIC benefits for Mr. Dauch were determined in consideration of the CIC benefits provided under the AAM Executive Officer Change in Control Plan (CIC Plan) discussed below. His employment agreement continues to provide for an automatic two-year extension following a CIC.
In February 2015, upon the recommendation of the Committee, the Board approved the CIC Plan for other executive officers. The CIC Plan provides executive officers (and certain other associates that may participate at the Committee's discretion) with severance payments and benefits in the event of termination of employment on or within two years following a CIC. Severance payments and benefits under the CIC Plan include, among other things, a severance payment equal to two times annual base salary and annual bonus and medical benefit continuation for two years.
The Company does not provide tax gross ups to any executive officer upon a CIC. If any of the payments or benefits under Mr. Dauch's 2015 employment agreement or the CIC Plan are deemed to be parachute payments under Section 280G of the Internal Revenue Code (Code) and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
The Board believes the CIC program for our executive officers enhances stockholder value by encouraging them to consider CIC transactions that may be in the best interests of the Company and our stockholders while keeping them neutral to potential job loss. The Board also believes that the CIC program is aligned with market practices and will help to retain key talent by providing competitive CIC severance payments and benefits. Severance benefits provided to our NEOs are further described under Potential Payments Upon Termination or Change in Control.
Restrictive Covenants
For Mr. Dauch, the CIC severance payments and benefits are subject to his continued compliance for two years following his termination of employment with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of his employment agreement. These restrictive covenants also apply in the event of termination of employment without cause or upon resignation prior to or not in connection with a CIC.
For other executive officers, the CIC severance payments and benefits are subject to continued compliance following their respective termination of employment for two years with the non-competition provision of the CIC Plan. In addition, executive officers have agreed to non-competition and non-solicitation covenants for a one-year period following termination of employment prior to or not in connection with a CIC.

CIC severance payments and benefits for all executive officers are subject to the execution and non-revocation of a general waiver and release of claims against the Company. Certain severance payments are also subject to the Company's clawback policy as described below.
Executive Compensation Recoupment (Clawback) Policy
The Committee adopted an executive compensation recoupment (clawback) policy effective January 1, 2014. This policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual incentives for periods beginning with the 2014 fiscal year and long-term incentives awarded after January 1, 2014, whether paid in cash or equity, to the extent the awards are determined based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
 A fundamental objective of our compensation program is for executive officers to own AAM stock in order to align their interests with those of our stockholders and to reinforce the importance of making sound long-term decisions. The Company's current stock ownership requirements are as follows:

Multiple of Base Salary
Chief Executive Officer	5
Executive Vice President	3
Senior Vice President, Group Vice President and Vice President	2

Executive officers have five years from April 2012 to meet these requirements or, for new executive officers, five years from the date of appointment. Shares owned directly, unvested RSUs and performance shares count toward the requirement while unexercised stock options are not included. These ownership levels must be maintained as long as the person is an executive officer of AAM.
The Committee annually reviews each executive officer’s stock ownership level according to this policy. Each of our NEOs has met the ownership requirements established for his position.
Anti-hedging and Anti-pledging Policy
All employees and non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives, short sales or any similar transactions. Pledging of Company stock is also prohibited by all employees and non-employee directors.
Tax Deductibility of Compensation
In general, the compensation awarded to NEOs will be taxable to the executive and will give rise to a corresponding corporate deduction at the time the compensation is paid. Section 162(m) of the Code precludes a public corporation from taking a tax deduction for annual compensation in excess of $1 million paid to the CEO or to other NEOs other than the CFO. One exception applies to performance-based compensation paid pursuant to stockholder-approved employee benefit plans. Performance-based compensation is compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our stockholders.
Although deductibility of compensation is preferred, tax deductibility is not the primary objective of our compensation programs. The Committee may decide to pay compensation or grant awards that serve the objectives of our executive compensation program even though such compensation or awards may not be deductible by the Company.
The annual incentives and long-term incentive performance share awards granted in 2014 to our NEOs are intended to comply with the performance-based compensation exemption under Section 162(m). RSUs granted to NEOs in 2014, although not deductible, were considered to be the appropriate vehicle for a portion of the long-term incentive component of our executive compensation program.

REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Elizabeth A. Chappell, Chair
Steven B. Hantler
James A. McCaslin
Samuel Valenti III

SUMMARY COMPENSATION TABLE
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012 to the extent they served as our NEOs in such years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Options Awards ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
David C. Dauch(1)Chairman, President & Chief Executive Officer	2014	1,100,000	—	4,454,330	—	2,638,120	1,081,679	75,189	9,349,318
	2013	1,033,333	—	1,750,002	—	3,185,250	245,423	116,389	6,330,397
	2012	873,333	21,500	979,013	—	1,728,100	565,534	67,695	4,235,175
Michael K. Simonte Executive Vice President & Chief Financial Officer	2014	560,100	—	1,296,049	—	961,046	375,597	52,666	3,245,458
	2013	543,800	—	543,810	—	1,429,085	27,943	50,817	2,595,455
	2012	527,900	4,617	316,743	—	935,383	294,245	48,942	2,127,830
Alberto L. Satine Senior Vice President, Global Driveline Operations(6)	2014	450,000	—	624,777	—	498,640	237,798	41,032	1,852,247
	2013	360,000	—	216,006	—	565,800	—	41,399	1,183,205
Terry J. Woychowski Senior Vice President, Advanced Engineering & Quality	2014	463,500	—	624,777	—	305,100	57,407	50,819	1,501,603
Norman Willemse Vice President, Metal Formed Product Business Unit	2014	375,767	—	445,473	—	445,467	135,322	48,459	1,450,488
	2013	320,000	—	160,006	—	579,120	12,546	50,348	1,122,020
	2012	310,600	—	124,249	—	376,808	100,562	48,162	960,381

(1)	Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.

(2)
Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2014 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 6 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted March 6, 2014, the maximum value of performance share awards would be $5,082,048 for Mr. Dauch, $1,478,682 for Mr. Simonte, $712,825 for Mr. Satine and Mr. Woychowski and $508,260 for Mr. Willemse based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)
Reflects amounts earned under the AAM Incentive Compensation Plan for Executive Officers for 2014 and cash- based performance unit awards granted the 2012 Omnibus Incentive Plan with respect to the thirty-three month performance period ending December 31, 2014. The 2014 amounts are as follows:

	AAM Incentive Compensation Plan	2012 Omnibus Incentive Plan	Total
David C. Dauch	$1,705,000	$933,120	$2,638,120
Michael K. Simonte	$555,619	$405,427	$961,046
Alberto L. Satine	$334,800	$163,840	$498,640
Terry J. Woychowski	$305,100	$—	$305,100
Norman Willemse	$286,440	$159,027	$445,467

(4)
Reflects the annualized increase in pension value under the Salaried Retirement Program, the Albion Pension Plan and the Supplemental Executive Retirement Program (SERP). See also Pension Benefits Table below. There are no above-market or preferential earnings on compensation deferred under our Executive Deferred Compensation Plan.

(5) The components of All Other Compensation for 2014 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company-Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	12,975	13,000	10,214	36,533	—	2,467	75,189
Michael K. Simonte	12,975	13,000	4,585	20,596	—	1,510	52,666
Alberto L. Satine	1,625	13,000	4,363	19,034	—	3,010	41,032
Terry J. Woychowski	8,750	8,125	4,606	28,738	—	600	50,819
Norman Willemse	12,000	13,000	3,707	—	336	19,416	48,459
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan.
(c)Includes executive life insurance premiums paid by the Company.

(d)
Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 30%. For Mr. Dauch, includes the cost of the personal use of a second Company-provided vehicle.

(e)	Includes amounts reimbursed for taxes attributable to the income associated with the cost of spousal travel for participation in Company business meetings and events.

(f)
For Mr. Dauch, includes personal umbrella liability insurance premiums and meals provided during business hours. For Mr. Simonte and Mr. Satine, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical. For Mr. Woychowski, includes the cost of personal umbrella insurance premiums. For Mr. Willemse, includes the cost of travel for spousal participation in Company business meetings or events, the cost of airfare for personal travel under an international relocation arrangement, employer matching contributions under the Executive Deferred Compensation Plan, personal umbrella liability insurance premiums and the cost of an executive physical.

(6) Effective January 1, 2015, Mr. Satine's title was changed to Senior Vice President, Driveline Business Unit.

GRANTS OF PLAN-BASED AWARDS
Annual and long-term incentive awards granted in 2014 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table below.

Name	Grant Date	Approval Date	Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David C. Dauch
Annual Incentive	1/1/2014	10/29/2013	343,750	1,375,000	2,750,000	—	—	—	—	—
Performance Shares (TSR)	3/6/2014	2/5/2014	—	—	—	32,247	64,493	128,986	—	1,361,447
Performance Shares (EBITDA)	3/6/2014	2/5/2014	—	—	—	16,123	64,493	128,986	—	1,783,877
Restricted Stock Units	3/6/2014	2/5/2014	—	—	—	—	—	—	66,447	1,309,006
Michael K. Simonte
Annual Incentive	1/1/2014	10/29/2013	112,020	448,080	896,160	—	—	—	—	—
Performance Shares (TSR)	3/6/2014	2/5/2014	—	—	—	9,383	18,765	37,530	—	396,129
Performance Shares (EBITDA)	3/6/2014	2/5/2014	—	—	—	4,691	18,765	37,530	—	519,040
Restricted Stock Units	3/6/2014	2/5/2014	—	—	—	—	—	—	19,334	380,880
Alberto L. Satine
Annual Incentive	1/1/2014	10/29/2013	67,500	270,000	540,000	—	—	—	—	—
Performance Shares (TSR)	3/6/2014	2/5/2014	—	—	—	4,523	9,046	18,092	—	190,961
Performance Shares (EBITDA)	3/6/2014	2/5/2014	—	—	—	2,262	9,046	18,092	—	250,212
Restricted Stock Units	3/6/2014	2/5/2014	—	—	—	—	—	—	9,320	183,604
Terry J. Woychowski
Annual Incentive	1/1/2014	10/29/2013	67,500	270,000	540,000	—	—	—	—	—
Performance Shares (TSR)	3/6/2014	2/5/2014	—	—	—	4,523	9,046	18,092	—	190,961
Performance Shares (EBITDA)	3/6/2014	2/5/2014	—	—	—	2,262	9,046	18,092	—	250,212
Restricted Stock Units	3/6/2014	2/5/2014	—	—	—	—	—	—	9,320	183,604
Norman Willemse
Annual Incentive	1/1/2014	10/29/2013	57,750	231,000	462,000	—	—	—	—	—
Performance Shares (TSR)	3/6/2014	2/5/2014	—	—	—	3,225	6,450	12,900	—	136,159
Performance Shares (EBITDA)	3/6/2014	2/5/2014	—	—	—	1,613	6,450	12,900	—	178,407
Restricted Stock Units	3/6/2014	2/5/2014	—	—	—	—	—	—	6,645	130,907

(1)	Reflects annual incentive awards granted under the AAM Incentive Compensation Plan for Executive Officers.

(2)
Reflects performance share awards granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock based on the Company's EBITDA margin and relative TSR performance, each weighted 50%, over the three-year period from January 1, 2014 through December 31, 2016.

(3)
Reflects RSUs granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the three-year vesting period. No options were granted in 2014.

(4)
Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2014 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 6 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
President & CEO Employment Agreement
Mr. Dauch’s employment agreement in effect as of December 31, 2014 provided for the following compensation and benefits:

•	Annual base salary ($1,100,000 for 2014), subject to annual review and increase by the Compensation Committee in its sole discretion;

•	Participation in the AAM Annual Incentive Plan for Executive Officers (2014 target opportunity of 125% of base salary);

•	Participation in the long-term incentive program for executive officers (2014 target opportunity of 350% of base salary with a mix of equity-based awards of RSUs (34%) and performance shares (66%);

•	Annual executive physical examination and health and disability coverage as provided to other executive officers; and

•	Use and maintenance of two Company-provided automobiles and the limited perquisites and other benefits provided to our executive officers.
Mr. Dauch is also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Effective February 19, 2015, the Company and Mr. Dauch amended and restated his employment agreement, dated September 27, 2013, to change the severance payments and benefits to Mr. Dauch in the event his employment is terminated on or within two years following a CIC. The payments and benefits to Mr. Dauch upon termination of employment following a CIC under his 2015 employment agreement are described below in Potential Payments Upon Termination or Change in Control. The 2015 employment agreement also reflects Mr. Dauch's base salary of $1,150,000 and long-term incentive target opportunity of 375%, each in effect as of January 1, 2015.
The Company does not provide tax gross ups to Mr. Dauch upon a CIC. If any of the payments or benefits under Mr. Dauch's 2015 employment agreement or the CIC Plan are deemed to be parachute payments under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
The current term continues through August 31, 2015 and may be automatically extended for successive one-year terms, unless either party gives 60 days' prior written notice of an intent not to renew, and for two years upon a CIC.
Annual Incentive Awards
In 2014, annual incentive awards were granted under the AAM Incentive Compensation Plan for Executive Officers. Net operating cash flow and NIPS were selected as performance metrics for these awards. The maximum payout for both performance metrics is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2014, the Company granted long-term incentive awards to NEOs in the form of RSUs and performance share awards. The terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2014 Awards Granted Under the 2012 Omnibus Incentive Plan
Restricted Stock Units (RSUs). The RSUs granted to NEOs vest in three years. Upon vesting, all RSUs are payable in common stock. Vesting is accelerated upon termination of employment due to death or disability or upon a change in control. The award is forfeited if employment is terminated for any other reason prior to vesting.
Performance Share Awards. The performance share awards granted to the NEOs on March 6, 2014 are based upon the attainment of certain EBITDA margin performance targets and relative TSR over a three-year performance period beginning January 1, 2014 through December 31, 2016. The performance share awards represented 66% of the total LTI award opportunity for executive officers. One-half of the 2014 performance share payouts, or 33% of the total LTI award, earned will be measured by EBITDA margin performance and one half, or 33% of the total LTI award, will be measured by relative TSR performance over a three-year period and paid only to the extent that pre-established performance targets are achieved.

The following tables illustrate the threshold, target and maximum performance levels for determining 2014 award payouts for each performance measure.

	EBITDA Margin Performance Measure		Relative TSR Performance Measure
Performance Level	3-Year Cumulative EBITDA Margin	Percent of Target Award Opportunity Earned	Company TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	10%	25%	35th	50%
Target	12%	100%	50th	100%
Maximum	15%	200%	75th	200%
2012 Performance Unit Awards
Payouts of the 2012 cash-based performance unit awards were determined based on EBITDA margin for the performance period beginning April 1, 2012 through December 31, 2014. The Company's cumulative EBITDA margin for the performance period was 12.8%, after adjustments approved by the Committee for certain special charges, including costs associated with plant closures, debt refinancing and the payout of certain terminated vested participants under our defined benefit U.S. pension plans. The adjusted EBITDA margin resulted in a payment at 128% of target.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
David C. Dauch	12,000	26.65	3/15/2015	79,326(5)	1,791,974
	15,000	15.58	3/15/2016	22,382(6)	505,609
	13,000	26.02	3/14/2017	137,687(7)	3,110,349
				66,447(8)	1,501,038
						64,493	728,448
						64,493	2,913,794
Michael K. Simonte	9,000	26.65	3/15/2015	34,466(5)	778,587
	10,000	15.58	3/15/2016	42,786(7)	966,536
	10,000	26.02	3/14/2017	19,334(8)	436,755
						18,765	211,951
						18,765	847,803
Alberto L. Satine	8,000	26.65	3/15/2015	13,929(5)	314,656
	8,000	26.02	3/14/2017	16,995(7)	383,917
				9,320(8)	210,539
						9,046	102,175
						9,046	408,698
Terry J. Woychowski				14,234(7)	321,546
				9,320(8)	210,539
						9,046	102,175
						9,046	408,698
Norman Willemse	9,700	10.08	6/25/2018	13,520(5)	305,417
				12,589(7)	284,386
				6,645(8)	150,111
						6,450	72,853
						6,450	291,411

(1)	All outstanding options are vested as of December 31, 2014.

(2)	Reflects value of outstanding RSUs at $22.59, the closing price of AAM common stock on December 31, 2014.

(3)
Performance shares granted on March 6, 2014. One-half of the payouts earned will be measured by EBITDA margin and the remaining one-half will be measured by relative TSR performance, both over the performance period January 1, 2014 through December 31, 2016.

(4)
Reflects outstanding performance shares granted on March 6, 2014 for the performance period January 1, 2014 through December 31, 2016 that would be paid out at the end of the performance period based on actual performance through December 31, 2014. The TSR award amounts reflect a threshold payout and the EBITDA shares represent a maximum payout at the closing price of AAM common stock on December 31, 2014. Payouts will be determined at the end of the performance period based on actual performance.

(5)	Reflects RSUs granted on May 30, 2012. RSUs for Mr. Dauch, Mr. Simonte, Mr. Satine and Mr. Willemse vest three years from the date of grant.

(6)	Reflects RSUs granted on September 1, 2012 pursuant to Mr. Dauch’s employment agreement. These RSUs vest three years from the date of grant.

(7)
Reflects RSUs granted on March 6, 2013. RSUs for Mr. Dauch, Mr. Simonte, Mr. Satine and Mr. Willemse vest three years from the date of grant. RSUs for Mr. Woychowski vest in three approximately equal annual installments beginning March 2014.

(8)	Reflects RSUs granted on March 6, 2014. RSUs for all NEOs vest three years from the date of grant.

OPTIONS EXERCISED AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David C. Dauch	—	—	—	—
Michael K. Simonte	—	—	—	—
Alberto L. Satine	—	—	—	—
Terry J. Woychowski	—	—	7,010	138,097
Norman Willemse	—	—	—	—

(1)
Reflects the lapse of the transfer and forfeiture restrictions under RSU awards granted in March 2013 to Mr. Woychowski. The first of three approximately equal annual installments vested in March 2014.

(2)	Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date.

PENSION BENEFITS
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under AAM’s Salaried Retirement Program (SRP), the Albion Pension Plan and AAM’s Supplemental Executive Retirement Program (SERP). The years of credited service are through December 31, 2014, AAM’s fiscal year-end measurement date used for financial statement reporting purposes. The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2014 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 5 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit ($)
David C. Dauch	AAM Retirement Program for Salaried Employees	11.5000	335,847
	AAM Supplemental Executive Retirement Program	19.5000	2,613,832
Michael K. Simonte	AAM Retirement Program for Salaried Employees	8.0833	224,099
	AAM Supplemental Executive Retirement Program	16.0833	1,142,427
Alberto L. Satine(2)	AAM Retirement Program for Salaried Employees	10.5833	506,351
	AAM Supplemental Executive Retirement Program	13.5833	412,099
Terry J. Woychowski(3)	AAM Retirement Program for Salaried Employees	—	—
	AAM Supplemental Executive Retirement Program	1.9167	82,596
Norman Willemse(4)	Albion Pension Plan	6.3333	329,189
	AAM Supplemental Executive Retirement Program(5)	13.5000	393,941

(1)
Benefits under the SRP were frozen effective December 31, 2006 for Mr. Dauch and Mr. Simonte. Benefits under the SRP were frozen effective December 31, 2011 for Mr. Satine. As a result, credited service under the SRP is less than actual service with the Company. Credited service under the SERP reflects actual years of service with the Company.

(2)
Mr. Satine was eligible to retire on December 31, 2014 under both the SRP and the SERP. He qualifies for a reduced benefit of approximately 58% of the unreduced benefit under the SRP and the lump sum benefit under the SERP.

(3)	Mr. Woychowski is not a participant in the SRP.

(4)
Mr. Willemse is not a participant in the SRP. Mr. Willemse was eligible to retire on December 31, 2014 under both the Albion Pension Plan and the SERP. He qualifies for the current benefit formula under the SERP.

(5)
Mr. Willemse's years of credited service under the SERP were recalculated in 2014. The present value of his accumulated benefit shown above is $113,943 greater than the amount reported in 2013, which reflects a $31,796 adjustment for a correction of his years of service.

Salaried Retirement Program (SRP). The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. The SRP also includes a cash benefit structure for participants hired between January 1, 2002 and December 31, 2006. None of the NEOs are covered by the cash benefit structure. The amount of compensation that may be taken into account for determining benefits is limited under the Internal Revenue Code.
Benefits under the SRP may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit.
Effective December 31, 2006, the SRP was amended to freeze benefits at current levels for associates who were not eligible to retire by December 1, 2011. Associates who were eligible for early or normal retirement on or before December 31, 2011 continued to accrue benefits through December 31, 2011. The NEOs did not accrue benefits under the plan in 2014.
Albion Pension Plan. Our Albion Automotive Limited subsidiary provides pension benefits under the Albion Pension Plan for its salaried associates. Mr. Willemse was a participant in this plan while an associate of this subsidiary. The annual retirement benefit payable, commencing on retirement at or after age 65, is based on the executive’s average salary (determined as the average of the executive’s base salary in the highest 36 months during the final 10 years of service with Albion Automotive Limited), years of pensionable service and the percentage of participant contributions made to the plan. Benefits will be paid as an annuity; however, a participant may elect to receive a portion of the benefit payable in a lump sum.
Supplemental Executive Retirement Program (SERP). Executive officers who are grandfathered under the SRP are eligible to receive the basic form of pension benefit under the SERP upon retirement. In addition, the executive may be eligible to receive the alternative form of benefit, if greater than the basic benefit, upon retirement at or after age 62. The executive must have at least 10 years of credited service to receive either form of benefit under the SERP.
The total monthly benefit payable under the basic form of SERP is equal to the following amount:

•
Two percent of the executive’s average monthly salary calculated as of December 31, 2011 (as determined for the SRP excluding the limitations as specified under the Internal Revenue Code), multiplied by the executive’s years of credited service; less

•
The benefit payable to the executive under the SRP (without reduction for survivor benefits), plus 2% of the maximum monthly social security benefit payable at age 65 multiplied by the executive’s years of credited service.

The Compensation Committee has discretion to reduce or eliminate the amount payable under the alternative form of benefit. Subject to the Compensation Committee’s discretion, the total monthly benefit payable under the alternative form of SERP is equal to the following amount:

•
1.5% of the executive’s average monthly salary calculated as of December 31, 2011 (as determined for the SRP excluding the limitations as specified under the Internal Revenue Code) and average monthly incentive compensation as of December 31, 2011 (determined as the average of the highest five of the executive’s last 10 annual cash incentive awards, divided by 12) multiplied by the executive’s years of credited service; less

•	The benefit payable to the executive under the SRP (without reduction for survivor benefits), plus the maximum monthly social security benefit payable at age 65.
SERP benefits payable under the basic and alternative forms are generally paid as a single life annuity. If the executive’s spouse is eligible for survivor benefits under the SRP; however, the executive’s monthly SERP benefit will be reduced and paid in the form of a joint and survivor annuity.
Mr. Dauch, Mr. Simonte, Mr. Woychowski and Mr. Willemse, who are not grandfathered under the SRP, are eligible to receive a benefit under the current SERP formula, payable six months after retirement in a lump sum. Mr. Satine may alternatively be eligible to receive a benefit under the current SERP formula if this benefit is greater than that under the basic or alternative benefit described above. The amount of the benefit will be equal to 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the SRP, Albion Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

NONQUALIFIED DEFERRED COMPENSATION
The following table summarizes the NEOs compensation under the Executive Deferred Compensation Plan for the 2014 fiscal year.

Name	Executive Contributions in Last FY(1) ($)	Registrant contributions in Last FY(2) ($)	Aggregate Earnings In Last FY(3) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE(4) ($)
David C. Dauch	—	—	23,021	—	375,215
Michael K. Simonte	—	—	—	—	—
Alberto L. Satine	—	—	—	—	—
Terry J. Woychowski	—	—	—	—	—
Norman Willemse	46,765	902	5,125	—	128,696

(1)
For Mr. Willemse, reflects $30,061 of his 2014 base salary and $16,704 of his 2013 annual incentive award paid March 2014. Base salary amounts deferred are included in the salary column for 2014 in the Summary Compensation Table and the 2013 annual incentive award deferred is included in the non-equity incentive compensation column for 2013 in the Summary Compensation Table.

(2)	Reflects the Company's 3% match on Mr. Willemse's 2014 base salary deferral. This amount is included in the all other compensation column for 2014 in the Summary Compensation Table.

(3)
Reflects hypothetical accrued earnings during 2014 on notional investments designed to track the performance of funds similar to those available to participants in the Company’s 401(k) plan. None of the earnings shown in this column are reported as compensation in the Summary Compensation Table.

(4)
Of the aggregate balance, the amounts reflect compensation previously reported in the Summary Compensation Table for each of the NEOs. For Mr. Willemse, the amount includes $30,963 reported as compensation in the Summary Compensation Table for 2014.

Under AAM’s Executive Deferred Compensation Plan, a nonqualified, tax-deferred savings plan, certain executives, including our NEOs, may elect to defer payment of 6% to 75% of their base salary and/or their annual incentive award during any plan year. Base salary deferred into the plan receives a 3% Company match. Matching contributions are vested after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds similar to those available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.

The table below shows the investment fund options available under the Executive Deferred Compensation Plan and the annual rates of return for the calendar year ended December 31, 2014.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market Portfolio	0.01%	Vanguard External Market Index	7.56%
PIMCO Total Return Fund	4.69%	Fidelity Freedom Income K Fund	3.96%
PIMCO High Yield Fund	3.31%	Fidelity Freedom K 2005 Fund	4.57%
Domini Social Equity Fund	14.25%	Fidelity Freedom K 2010 Fund	4.93%
Spartan 500 Index Fund	13.65%	Fidelity Freedom K 2015 Fund	5.25%
Touchstone Value Y Fund	11.33%	Fidelity Freedom K 2020 Fund	5.40%
T. Rowe Price Growth Stock Fund	8.83%	Fidelity Freedom K 2025 Fund	5.75%
Fidelity Growth Company Fund	14.44%	Fidelity Freedom K 2030 Fund	5.86%
Fidelity Low-Priced Stock Fund	7.75%	Fidelity Freedom K 2035 Fund	5.88%
Nuveen Mid Cap Growth Opportunities	8.57%	Fidelity Freedom K 2040 Fund	5.88%
American Beacon Small Cap Value Fund	4.70%	Fidelity Freedom K 2045 Fund	5.90%
Royce PA Mutual Fund	(0.70)%	Fidelity Freedom K 2050 Fund	5.96%
Fidelity Diversified International Fund	(3.20)%	Fidelity Freedom K 2055 Fund	5.99%
Spartan International Index Fund	(5.37)%
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the executive, during employment at a specified date after a minimum deferral period. The minimum deferral period is at least three years following the end of the plan year to which the deferral election relates and distributions during employment consist of employee deferrals and related earnings or losses (not Company contributions and related earnings or losses).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2014. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts NEOs would receive upon each termination event.
President & CEO Employment Agreement
Under our employment agreement with Mr. Dauch, the Company may terminate his employment with or without cause. Cause means:

•	a material breach of his obligations under the agreement;

•	the willful and continued failure or refusal to satisfactorily perform his duties;

•	a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;

•	engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;

•	a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;

•	refusal to follow the directions of the Board; or

•	any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, he may resign for good reason, which means:

•	a material decrease in compensation or a failure by the Company to pay material compensation;

•	a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);

•	relocation more than 50 miles outside the Detroit-metropolitan area; or

•	a material breach by the Company.
Upon termination for cause or resignation without good reason, Mr. Dauch is entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
As of December 31, 2014, if Mr. Dauch's employment had been terminated without cause or for good reason on or within two years following a CIC, he would have been entitled to payment of his annual base salary, annual bonus and medical benefits for two years, as well as any accrued and unpaid compensation and benefits and outplacement services of $50,000. The annual bonus payment would have been determined based on the higher of (1) his average annual bonus for the three fiscal years preceding termination of employment or the CIC (whichever is greater), or (2) his target bonus for the year of the termination of employment or of the CIC (whichever is greater).
If his employment is terminated without cause, or upon his resignation for good reason not in connection with a CIC, Mr. Dauch is entitled to receive accrued and unpaid compensation and continued payment of base salary for two years following termination. He is also entitled to receive $50,000 of outplacement services and health care benefits for two years.
This salary and benefit continuation is subject to Mr. Dauch's compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of his prior employment agreement as well as his execution and non-revocation of a general waiver and release of claims. Certain severance payments are subject to recoupment or clawback.
If his employment terminates due to disability or death, Mr. Dauch will be entitled to accrued benefits under applicable benefit plans and programs.
Effective February 19, 2015, Mr. Dauch's employment agreement was amended and restated to change the severance payments and benefits to Mr. Dauch in the event his employment is terminated on or within two years following a CIC. The amendment provides a severance payment of three times annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment will be determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. In addition, the applicable period for medical benefit continuation is three years after termination of employment following a CIC. Mr. Dauch remains entitled to receive up to $50,000 of outplacement services. This salary and benefit continuation is subject to his compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of his 2015 employment agreement as well as his execution and non-revocation of a general waiver and release of claims.

Severance Arrangements with other NEOs
As of December 31, 2014, NEOs other than Mr. Dauch were not entitled to severance payments or benefits following a CIC. For all NEOs (including Mr. Dauch), long-term incentives granted prior to 2015 contained a single-trigger CIC provision that results in accelerated vesting upon a CIC. Beginning in 2015, long-term incentive awards include a double-trigger CIC provision that requires termination of employment for any reason other than for cause by a successor or a resignation by the NEO without good reason on or two years following a CIC as a condition precedent to accelerated vesting of such awards.
Non-Competition Agreements
Mr. Simonte, Mr. Satine, Mr. Woychowski and Mr. Willemse each have entered into a non-competition agreement that prohibits each of them, while employed by AAM and for one year following termination of employment (prior to a CIC), from:

•	directly or indirectly engaging in any business that competes with AAM;

•	soliciting or inducing our employees to leave AAM, or offering employment to our employees or otherwise interfering with our relationship with our employees, agents or consultants; and

•	using, exploiting or disclosing our confidential information to any third party without our prior written consent.
AAM Executive Officer Change in Control Plan
Under the AAM Executive Officer Change in Control Plan adopted in February 2015, upon termination of employment by the Company without cause or resignation by an executive officer (other than Mr. Dauch) for good reason on or within two years following a CIC, each eligible executive officer will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits:

•	a cash amount equal to annual base salary multiplied by two;

•	a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

•	reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and

•	continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.

For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.

The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
This salary and benefit continuation is subject to the executive officer's compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of the CIC Plan as well as the execution and non-revocation of a general waiver and release of claims.
No Tax Gross Ups and Clawback
The Company does not provide tax gross ups to executive officers upon a CIC. If any of the payments or benefits under the Mr. Dauch's employment agreement or the CIC Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received. Certain severance payments are subject to recoupment or clawback.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2014. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. The assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2014. See Note 5 to the audited consolidated financial statements in our 2014 annual report on Form 10-K. Mr. Dauch, Mr. Simonte and Mr. Woychowski were not eligible to retire as of December 31, 2014. The footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.
The column entitled "2015 Change in Control" in each of the tables below reflects severance payments and benefits provided under the 2015 employment agreement (for Mr. Dauch) and the CIC Plan adopted in February 2015 (for other NEOs), payable in amounts determined as of December 31, 2014.

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	2014 Change in Control(2) ($)	2015 Change in Control(3) ($)
Compensation:
Severance	2,200,000(4)	2,200,000(4)	—	—	2,200,000(5)	3,300,000(6)
Annual Incentive	1,705,000(4)	1,705,000(4)	1,705,000(7)	—	2,750,000(5)	4,125,000(6)
Long Term Incentives:
RSUs(8)	—	—	6,908,970	—	6,908,970	6,908,970
2012 Performance Unit Awards(9)	—	1,141,453	1,141,453	—	1,141,453	1,141,453
2013 Performance Unit Awards(10)	—	1,166,667	1,166,667	—	1,166,667	1,166,667
2014 Performance Share Awards(11)	—	971,265	971,265	—	971,265	971,265

Other Benefits:
Retirement Plans	—	—	—	—	—	—
SERP	—	—	—	—	—	—
Welfare Benefit	—	—	—	—	—	—
Deferred Compensation(12)	375,215	375,215	375,215	—	375,215	375,215
Health care(13)	32,489	32,489	329,791	—	32,489	49,355
Disability(14)	—	—	7,785,241	—	—	—
Life Insurance(15)	—	—	114,413	—	—	—
Outplacement Services(16)	50,000	50,000	—	—	50,000	50,000
Total	4,362,704	7,642,089	20,498,015	—	15,596,059	18,087,925

Michael K. Simonte	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	2014 Change in Control(2) ($)	2015 Change in Control(3) ($)
Compensation:
Severance	—	—	—	—	—	1,120,200(17)
Annual Incentive	—	—	555,619(7)	—	—	896,160(17)
Long Term Incentives:
RSUs(8)	—	—	2,181,878	—	2,181,878	2,181,878
2012 Performance Unit Awards(9)	—	405,427	405,427	—	405,427	405,427
2013 Performance Unit Awards(10)	—	362,533	362,533	—	362,533	362,533
2014 Performance Share Awards(11)	—	282,601	282,601		282,601	282,601

Other Benefits:
Retirement Plans	—	—	—	—	—	—
SERP	—	—	—	—	—	—
Welfare Benefit	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—
Health care(18)	—	—	324,858	—	—	32,489
Disability(14)	—	—	4,271,514	—	—	—
Life Insurance(15)	—	—	58,199	—	—	—
Outplacement Services(19)	—	—	—	—	—	30,000
Total	—	1,050,561	8,442,629	—	3,232,439	5,311,288

Alberto L. Satine	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	2014 Change in Control(2) ($)	2015 Change in Control(3) ($)
Compensation:
Severance	—	—	—	—	—	900,000(17)
Annual Incentive	—	—	334,800(7)	334,800(7)	—	540,000(17)
Long Term Incentives:
RSUs(8)	—	—	909,112	70,180	909,112	909,112
2012 Performance Unit Awards(9)	—	163,840	163,840	163,840	163,840	163,840
2013 Performance Unit Awards(10)	—	144,000	144,000	144,000	144,000	144,000
2014 Performance Share Awards(11)	—	136,233	136,233	136,233	136,233	136,233

Other Benefits:
Retirement Plans(20)	506,351	506,351	767,400	428,695	506,351	506,351
SERP(21)	412,099	412,099	153,967	412,099	412,099	412,099
Welfare Benefit(22)	—	—	15,271	—	—	—
Deferred Compensation	—	—	—	—	—	—
Health care(18)	—	—	—	—	—	41,434
Disability	—	—	—	—	—	—
Life Insurance	—	—	—	—	—	—
Outplacement Services(19)	—	—	—	—	—	30,000
Total	918,450	1,362,523	2,624,623	1,689,847	2,271,635	3,783,069

Terry J. Woychowski	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	2014 Change in Control(2) ($)	2015 Change in Control(3) ($)
Compensation:
Severance	—	—	—	—	—	927,000(17)
Annual Incentive	—	—	305,100(7)	—	—	540,000(17)
Long Term Incentives:
RSUs(8)	—	—	532,085	—	532,085	532,085
2012 Performance Unit Awards	—	—	—	—	—	—
2013 Performance Unit Awards(10)	—	180,000	180,000	—	180,000	180,000
2014 Performance Share Awards(11)	—	136,233	136,233	—	136,233	136,233

Other Benefits:
Retirement Plans	—	—	—	—	—	—
SERP	—	—	—	—	—	—
Welfare Benefit	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—
Health care(18)	—	—	155,420	—	—	41,431
Disability(14)	—	—	1,664,573	—	—	—
Life Insurance(15)	—	—	35,992	—	—	—
Outplacement Services(19)	—	—	—	—	—	30,000
Total	—	316,233	3,009,403	—	848,318	2,386,749

Norman Willemse	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	2014 Change in Control(2) ($)	2015 Change in Control(3) ($)
Compensation:
Severance	—	—	—	—	—	770,000(17)
Annual Incentive	—	—	286,440(7)	286,440(7)	—	462,000(17)
Long Term Incentives:
RSUs(8)	—	—	739,914	50,037	739,914	739,914
2012 Performance Unit Awards(9)	—	159,027	159,027	159,027	159,027	159,027
2013 Performance Unit Awards(10)	—	106,667	106,667	106,667	106,667	106,667
2014 Performance Share Awards(11)	—	97,137	97,137	97,137	97,137	97,137

Other Benefits:
Retirement Plans(23)	329,189	329,189	299,893	299,893	329,189	329,189
SERP(21)	393,941	393,941	393,941	393,941	393,941	393,941
Welfare Benefit(22)	—	—	14,772	—	—	—
Deferred Compensation(12)	128,696	128,696	128,696	128,696	128,696	128,696
Health care(18)	—	—	—	—	—	41,435
Disability	—	—	—	—	—	—
Life Insurance	—	—	—	—	—	—
Outplacement Services(19)	—	—	—	—		30,000
Total	851,826	1,214,657	2,226,487	1,521,838	1,954,571	3,258,006

Notes to Termination Tables

(1)
Assumes total and permanent disability on December 31, 2014. Because Mr. Dauch, Mr. Simonte and Mr. Woychowski are not eligible to retire on December 31, 2014, the amounts assume continued employment (on leave) until retirement at 65.

(2)
For Mr. Dauch, amounts reflect CIC benefits under his previous employment agreement and outstanding LTI awards as of December 31, 2014. For other NEOs, amounts reflect CIC benefits under outstanding LTI awards as of December 31, 2014.

(3)
For Mr. Dauch, amounts reflect CIC benefits under his 2015 employment agreement and outstanding LTI awards as of December 31, 2014. For other NEOs, amounts reflect CIC benefits under the CIC Plan adopted in February 2015 and outstanding LTI awards as of December 31, 2014.

(4)
Mr. Dauch is entitled to receive two years’ base salary (payable semimonthly) and accrued and unpaid compensation. The annual bonus amount reflects his 2014 award paid in March 2015 under these termination events.

(5)
Under Mr. Dauch's previous employment agreement, he is entitled to receive two years' base salary (paid semimonthly) and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the higher of (a) his average annual bonus for the three fiscal years preceding termination of employment or the CIC, or (b) his target bonus for the year of the termination of his employment or of the CIC. The annual bonus amount reflects his 2014 target bonus for two years.

(6)
Under Mr. Dauch's 2015 employment agreement, Mr. Dauch is entitled to three years' base salary (paid in lump sum) and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The severance amount reflects Mr. Dauch's base salary as of December 31, 2014 for three years. The annual bonus amount is based on the greater of the target annual bonus for the year in which the CIC occurs or for the year of termination. The annual bonus amount reflects his 2014 target bonus for three years.

(7)
In the event of disability or retirement, AAM’s Incentive Compensation Plan for Executive Officers provides a pro-rated award payout through the date of disability or retirement. The amounts reflect 2014 awards paid in March 2015 under the disability termination event and upon retirement for Mr. Satine and Mr. Willemse.

(8)
Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 31, 2014. In the event of retirement, RSUs granted in 2014 vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Satine and Mr. Willemse, the amounts reflect approximately one-third of their 2014 RSU awards multiplied by the closing price of AAM common stock on December 31, 2014.

(9)
The 2012 performance unit awards payable in the event of disability, termination without cause or upon a CIC are determined based on actual performance through December 31, 2014. Amounts reflect awards earned through December 31, 2014 and paid in March 2015. For Mr. Dauch, the amount also reflects the pro-rata portion of a 2012 performance unit award for the performance period July 1, 2012 through June 30, 2015, assuming target is achieved.

(10)
The 2013 performance unit awards payable in the event of a disability, termination without cause or upon CIC would be based on actual performance and reflect the pro-rata portion of continued employment during the performance period. As of December 31, 2014, approximately two-thirds of the performance period has lapsed. Amounts reflect pro-rata awards assuming target is achieved. The actual payout may range from 0% to 200%.

(11)
The 2014 performance share awards payable in the event of a disability, retirement, termination without cause or upon a CIC is based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2014, approximately one-third of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2014.

(12)	Amounts reflect account balances in the Executive Deferred Compensation Plan as of December 31, 2014. Amounts assumed to be payable in a lump sum upon occurrence of the termination event.

(13)
Under Mr. Dauch's previous employment agreement, he is entitled to two years' health care benefits (including his spouse) upon resignation for good reason, termination without cause or upon termination on or within two years following a CIC. Under his 2015 employment agreement, this benefit increases to three years' upon termination on or within two years following a CIC. In the event of disability, the amount reflects health care benefits until retirement.

(14)
Reflects benefits equal to 100% of base salary for year one. Based on participant elections, amounts reflect 60% of base salary until retirement for Mr. Dauch and Mr. Woychowski and 66-2/3% for Mr. Simonte.

(15)	Reflects basic and supplemental life insurance benefits until retirement.

(16)	Mr. Dauch is entitled to receive $50,000 of outplacement services upon termination without cause, resignation for good reason or termination of employment following a CIC.

(17)
Under the CIC Plan, Mr. Simonte, Mr. Satine, Mr. Woychowski and Mr. Willemse are entitled to receive a cash amount equal to two times their annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus amount is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects each NEO's base salary as of December 31, 2014 for two years. The annual bonus amount reflects each NEO's 2014 target annual bonus for two years.

(18)
Under the CIC Plan, Mr. Simonte, Mr. Satine, Mr. Woychowski and Mr. Willemse are entitled to two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. For Mr. Simonte and Mr. Woychowski, the disability scenario reflects health care benefits until retirement.

(19)
Under the CIC Plan, Mr. Simonte, Mr. Satine, Mr. Woychowski and Mr. Willemse are entitled to receive reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC.

(20)	Reflects a joint and survivor benefit payable monthly.

(21)	Reflects the present value of the SERP benefit calculated assuming a lump sum payment for Mr. Satine and Mr. Willemse.

(22)	Reflects welfare benefits assuming retirement under the retiree welfare plan.

(23)	Reflects Mr. Willemse's benefits in the Albion Pension Plan as of December 31, 2014.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation.
Our executive officer compensation program is designed to reward performance that supports the achievement of our business objectives and creates long-term stockholder value. The Compensation Committee considers the following fundamental objectives, among others, in determining our compensation programs:

•	Compensation and benefit programs should attract, motivate and retain experienced executives who are vital to our short-term and long-term success, profitability and growth;

•	Compensation and benefit programs should reward Company and individual performance; and

•	Compensation and benefit programs should foster the long-term focus required to deliver value to our stockholders.
Key Changes to Executive Compensation Program
As described in more detail in the CD&A, we made the following changes to our compensation program:

•	Approved a new comparative peer group for benchmarking executive compensation;

•	Targeted the 50th percentile for total compensation of executive officers;

•	Introduced a performance share award vehicle for long-term incentive compensation;

•	Re-designed the long-term incentive program to include 100% equity-based award vehicles;

•	Set a maximum payout for annual incentive pay opportunities for a key performance metric, which resulted in all performance metrics having stated maximum payouts;

•	Adopted a clawback policy;

•	Beginning with 2015 equity-based long-term incentive awards, changed from single trigger to double trigger vesting in the event of a change in control (CIC) of the Company; and

•
Adopted a CIC severance program for executive officers that contains a double trigger CIC provision, which requires that both a CIC and qualifying termination occur before any severance benefits are paid.

We believe these changes strengthen the alignment of AAM's executive compensation program and practices with the objectives of our stockholders.
For the reasons stated above, and more fully discussed in the CD&A, the Board unanimously recommends a vote for the approval of the compensation of our named executive officers.
Although the vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

2014 COMPENSATION OF NON-EMPLOYEE DIRECTORS
Total 2014 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Elizabeth A. Chappell	105,000	100,009	205,009
Forest J. Farmer	99,000	100,009	199,009
Steven B. Hantler	94,000	100,009	194,009
Richard C. Lappin	116,000	100,009	216,009
James A. McCaslin	141,000	100,009	241,009
William P. Miller II	114,000	100,009	214,009
John F. Smith	114,000	100,009	214,009
Larry K. Switzer(2)	55,000	—	55,000
Samuel Valenti III	106,000	100,009	206,009
Thomas K. Walker	118,000	100,009	218,009

(1)
Reflects the full grant date fair value of restricted stock unit awards granted on May 1, 2014 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. The grant date fair value of equity awards is calculated using the closing market price of AAM common stock on the grant date of $18.32. See Note 6 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards.

(2)	Mr. Switzer served on the Board through May 1, 2014.

As of December 31, 2014, each non-employee director had the following number of outstanding options and RSUs, including RSUs deferred:

Name	Option Awards Outstanding (#)	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	5,000	32,572
Forest J. Farmer	—	26,072
Steven B. Hantler	—	21,472
Richard C. Lappin	—	19,843
James A. McCaslin	—	21,472
William P. Miller II	7,500	35,822
John F. Smith	—	21,472
Samuel Valenti III	—	5,459
Thomas K. Walker	—	29,322

Narrative Description of Non-Employee Director Compensation
2014 Annual Retainer and Meeting Attendance Fees

Annual retainer	$80,000
Board meeting attendance fee	1,500
Committee meeting attendance fee:
Committee chairman	3,000
Other committee members	2,000
Lead director annual retainer	20,000
Restricted Stock Units (RSUs). Each non-employee director is entitled to receive an annual award of RSUs equal to a grant date value of $100,000 on the date of the annual stockholder meeting. The awards are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control.
Deferral. Non-employee directors may elect to defer, on a pre-tax basis, a portion of their retainer and meeting fees and receive tax-deferred earnings (or losses) on the deferrals under AAM’s Executive Deferred Compensation Plan. The rate of return on deferred amounts is based on the performance of selected benchmark funds identified in the plan, which is described in Nonqualified Deferred Compensation above. Non-employee directors may also elect to defer settlement of RSUs until after termination of service from the Board.
Stock Ownership Guidelines. The Compensation Committee has adopted non-employee director stock ownership guidelines equal to a multiple of three times the annual retainer. Non-employee directors are expected to meet the guidelines within three years from April 2012 or, for new directors, within three years from the date of election to the Board. Shares owned directly, deferred RSUs and unvested RSUs count toward the guidelines while unexercised stock options are not included. Each of the non-employee directors has met the ownership guidelines or is on track to meet the guidelines. Current stock ownership of non-employee directors is shown in the Security Ownership section below.
Anti-hedging and Anti-pledging policy. Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including but not limited to the use of financial derivatives, short sales or any similar transactions. Pledging of Company stock is also prohibited.

SECURITY OWNERSHIP
The following tables show the number of shares of AAM common stock beneficially owned as of March 3, 2015 (unless otherwise noted) by:
•each person known to us who beneficially owns more than 5% of AAM common stock;
•each of our non-employee directors and nominees;
•our named executive officers (unless otherwise noted); and
•all directors, nominees and executive officers as a group.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed in the tables have sole voting and investment power over the shares (unless otherwise noted).
The beneficial ownership calculation includes 75,769,239 shares of AAM common stock outstanding on March 3, 2015.
MORE THAN 5% BENEFICIAL OWNERS
The table below shows the name, address and share ownership of each person or organization known by us to be a beneficial owner of more than 5% of AAM’s common stock as of December 31, 2014.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding
Sandra J. Dauch(1)	5,469,917	7.17
1430 Caxambas Court, Marco Island, FL 34145
Blackrock, Inc.(2)	5,022,063	6.60
55 East 52nd Street, New York, NY 10022
Barrow, Hanley, Mewhinney & Strauss, LLC(3)	4,938,428	6.52
2200 Ross Avenue, 31st Floor Dallas, TX 75201
The Vanguard Group(4)	4,183,443	5.52
100 Vanguard Blvd., Malvern, PA 19355

(1)
Based on the Schedule 13G filed on February 4, 2015 by Sandra J. Dauch, reporting sole voting power over 5,428,207 shares, shared voting power over 41,710 shares, sole investment power over 5,428,207 shares and shared investment power over 41,710 shares.

(2)	Based on the Schedule 13G filed on February 2, 2015 by Blackrock, Inc., reporting sole voting power over 5,022,063 shares and sole investment power over 5,022,063 shares.

(3)
Based on the Schedule 13G filed on February 10, 2015 by Barrow, Hanley, Mewhinney & Strauss, LLC, reporting shared voting power over 2,288,602 shares, sole voting power over 2,649,826 shares, and sole investment power over 4,938,428 shares.

(4)
Based on the Schedule 13G filed jointly on February 11, 2015 by The Vanguard Group, reporting sole voting power over 94,458 shares, sole investment power over 4,095,085 and shared investment power over 88,358 shares.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

	Shares Beneficially Owned(1)(2)	Percent of Shares Outstanding
Non-Employee Directors and Nominees
Elizabeth A. Chappell	38,572	*
Forest J. Farmer	47,540	*
Steven B. Hantler	26,472	*
William L. Kozyra	—	*
Richard C. Lappin	35,922	*
Peter D. Lyons	—	*
James A. McCaslin	25,472	*
William P. Miller II	43,522	*
John F. Smith	26,472	*
Samuel Valenti III	5,459	*
Thomas K. Walker	40,322	*
Named Executive Officers		*
David C. Dauch(3)	91,131	*
Michael K. Simonte	34,001	*
Alberto L. Satine	22,739	*
Terry J. Woychowski	11,933	*
Norman Willemse	25,291	*
Directors, Nominees and Executive Officers as a Group (29 persons)	640,659	*

(*) Less than 1% of the outstanding shares of AAM common stock.

(1)	Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table to the 2014 Compensation of Non-Employee Directors.

(2)
Includes the following number of shares of common stock which may be acquired upon exercise of options that were exercisable or would become exercisable within 60 days: 5,000 for Ms. Chappell; 40,000 for Mr. Dauch; 29,000 for Mr. Simonte; 16,000 for Mr. Satine; and 9,700 for Mr. Willemse.

(3)	Includes 548 shares held in trusts for the benefit of Mr. Dauch’s children.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Based solely on our review of these reports, and written representations from such reporting persons, we believe that the Section 16(a) filing requirements for such reporting persons were met during 2014.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015
The Audit Committee of the Board of Directors of AAM has appointed Deloitte & Touche LLP to serve as the independent registered public accounting firm to examine the Company’s consolidated financial statements for the year ending December 31, 2015. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP will attend the 2015 annual meeting and be available to make a statement or respond to appropriate questions.
The Board unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015.

AUDIT COMMITTEE DISCLOSURE
Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2014, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, applicable rules of the SEC, and other relevant professional and regulatory standards, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2014 be included in the Company’s 2014 annual report on Form 10-K.
Audit Committee of the Board of Directors
William P. Miller II, Chairman
James A. McCaslin
John F. Smith
Samuel Valenti III

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2014. All services provided by D&T during fiscal 2014 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.
Independent Registered Public Accounting Firm’s Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2014	2013
Audit Fees(1)	$1,753,564	$1,615,877
Audit Related Fees(2)	—	—
Tax Fees(3)	671,410	151,000
All Other Fees(4)	164,043	90,000
Total	$2,589,017	$1,856,877

(1)
Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.

(2)
Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. This category also refers to fees for the audit of employee benefit plans.

(3)	Fees for tax services in 2014 and 2013 consisted of fees for tax compliance, tax advice and tax planning services.

(4)
Other fees in 2014 consisted of fees for advisory services related to government grants to foreign subsidiaries and conflict minerals reporting compliance. Other fees in 2013 were for advisory services provided to a foreign subsidiary in connection with a government grant application.

OTHER MATTERS
Expenses of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $11,000 plus reimbursement of certain out-of-pocket expenses. Georgeson may be contacted at (888) 607-6511. In addition, our officers and certain other employees may solicit proxies personally or by telephone, fax or e-mail. They will receive no special compensation for these services.
Stockholder Proposals for 2016 Annual Meeting
Under SEC rules, stockholder proposals for the 2016 annual meeting of stockholders must be received by the Secretary of AAM at One Dauch Drive, Detroit, MI 48211-1198, on or before November 20, 2015 in order to be eligible for inclusion in the Company’s 2016 proxy materials. In addition, AAM’s bylaws require stockholders intending to present any matter for consideration at the 2016 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the above address on or before February 20, 2016, but no earlier than January 31, 2016.
Obtaining a copy of 2014 Form 10-K
AAM will furnish to stockholders without charge a copy of our annual report on Form 10-K for the year ended December 31, 2014. Requests should be directed to American Axle & Manufacturing Holdings, Inc., Investor Relations Department, One Dauch Drive, Detroit, MI 48211-1198, or by e-mail to investorrelations@aam.com. The 2014 Annual Report on Form 10-K is available on our website at http://investor.aam.com.

APPENDIX A

Amended and Restated
American Axle & Manufacturing Holdings, Inc.
2012 Omnibus Incentive Plan

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

1.1 Establishment. American Axle & Manufacturing Holdings, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2 Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees as well as Non-Employee Directors, and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team and the Board of Directors of the Company upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.
ARTICLE 2 DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the applicable regulations and guidance promulgated thereunder and any successor or similar provision.

2.8 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee in which case references to the “Committee” shall be deemed references to the Board. The Committee shall be constituted to comply with the requirements of Rule 16(b) of the Exchange Act, Code Section 162(m) and any applicable listing or governance requirements of any securities exchange on which the Shares are listed; provided, however, that, if any Committee member is found not to have met the qualification requirements of Code Section 162(m) and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

2.9 “Change in Control” means any one of the following:

(a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 30% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

(b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the Directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of Directors of the Company immediately prior to such transaction;

(c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly owned subsidiary.

2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 4.4 of the Plan.

2.11 “Company” means American Axle & Manufacturing Holdings, Inc., and any successor thereto as provided in Section 23.22.

2.12 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Dividend Equivalent” has the meaning set forth in Section 18.

2.15 “Effective Date” has the meaning set forth in Section 1.1.

2.16 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto and the regulations and guidance promulgated thereunder.

2.18 “Fair Market Value” or “FMV” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee (based on objective criteria) from time to time. In the absence of any alternative valuation methodology approved by the Committee, Fair Market Value shall be deemed to be equal to the closing selling price of a Share on the trading day immediately preceding the date on which such valuation is made on the New York Stock Exchange (“NYSE”), or such established national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). The definition of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.

2.19 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.21 “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) of the Exchange Act (or any successor provision)) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Non-Employee Director” means a Director who is not an Employee.

2.24 “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.25 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.26 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.27 “Other Stock-Based Award” means an equity-based or equity‑related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30 “Performance Measures” means measures, as described in Article 14, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31 “Performance Period” means the period of time during which pre‑established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32 “Performance Share” means an Award granted pursuant to Article 10.

2.33 “Performance Unit” means an Award granted pursuant to Article 11.

2.34 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.35 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36 “Plan” means the American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan, as may be amended from time to time.

2.37 “Restricted Stock” means an Award granted pursuant to Article 8.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.39 “Share” means a share of Common Stock.

2.40 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.41 “Subsidiary” means (i) a corporation or other entity (whether domestic or foreign) with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

2.42 “Successor” has the meaning set forth in Section 23.22.

2.43 “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.

2.44 “Termination of Directorship” means the time when a Non‑Employee Director ceases to be a Non-Employee Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.

2.45 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

ARTICLE 3. ADMINISTRATION

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. No member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice. All actions taken and all interpretations and determinations made by the Committee shall be made in its sole discretion and shall be final, binding and conclusive upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration, interpretation and implementation of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.17 of the Plan;

(e) To amend the Plan, an Award or any Award Agreement after the date of grant subject to the terms of the Plan;

(f) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(h) To determine whether Awards will be settled in Shares, cash or in any combination thereof;

(i) To determine whether Awards will provide for Dividend Equivalents;

(j) To establish a program whereby Participants designated by the Committee may elect to receive Awards under the Plan in lieu of compensation otherwise payable in cash; and

(k) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers.

3.3 Delegation. To the extent not prohibited by applicable laws, rules and regulations, the Committee may delegate to (i) one or more of its members, (ii) one or more officers of the Company or any Subsidiary or (iii) one or more agents or advisors such administrative duties or powers as it may deem appropriate or advisable under such conditions and limitations as the Committee may set at the time of such delegation or thereafter. The Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. Notwithstanding the foregoing, the Committee may not delegate its authority (i) to make Awards to Employees (A) who are Insiders, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Code Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 21 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3.3.

ARTICLE 4 SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the maximum number of Shares that are available for Awards under the Plan shall be 7,100,000 Shares. Such Shares may be authorized and unissued Shares, Shares that have been reacquired by the Company, treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2 Share Usage. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan:

(a) The number of Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled through the issuance of consideration other than Shares (including cash), shall be available again for grant under this Plan.

(b) The number of Shares tendered by a Participant (by either actual delivery or attestation) or withheld by the Company to pay the Option Price of an Option granted under this Plan to satisfy the Participant’s tax withholding obligations associated with the exercise or settlement of an Award granted under this Plan, shall become available again for grant under this Plan.

(c) All of the Shares that were subject to a share settled SAR granted under this Plan (to the extent exercised) shall become available again for grant under this Plan.

4.3 Annual Award Limits. Subject to adjustments pursuant to Section 4.4:

(a) the maximum number of Shares that may be issued pursuant to Options and SARs granted to any Participant in any calendar year shall be 2,000,000 Shares;

(b) the maximum number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards shall be 2,000,000 Shares determined as of the date of grant; and

(c) the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash shall be $6,000,000, determined as of the date of grant.

4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a) In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, reclassification, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, rights offering to purchase Shares at a price that is substantially below FMV or any other similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to preserve, but not increase, Participants’ rights under this Plan, shall substitute or adjust, as applicable, (1) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (2) the number and kind of Shares subject to outstanding Awards (including by payment of cash to a Participant), (3) the Option Price or Grant Price applicable to outstanding Awards, and (4) the Annual Award Limits and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment subject to applicable laws, rules and regulations.

(b) In addition to the adjustments permitted under paragraph 4.4(a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Award that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 14.4.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Directors and Third-Party Service Providers.

5.2 Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

ARTICLE 6. STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. If upon the expiration of the term of an Option (other than an Incentive Stock Option), a Participant is prohibited from trading in the Shares by applicable laws, rules or regulations or the Company’s insider trading plan as in effect from time to time, the term of the Option shall be automatically extended to the 30th day following the expiration of such prohibition; provided, however, that this provision shall not apply if prohibited by applicable laws, rules and regulations in effect from time to time.

6.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) in cash or its equivalent;

(b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c) by a cashless (broker-assisted) exercise in accordance with procedures authorized by the Committee from time to time;

(d) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the Option Price;

(e) by any combination of (a), (b), (c) and (d); or

(f) any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.
6.6 Special Rules Regarding ISOs. The terms of any Incentive Stock Option (“ISO”) granted under the Plan shall comply in all respects with the provisions of Code Section 422, or any successor provision thereto, as amended from time to time. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% Owner) from the date on which the ISO was granted.

(g) Termination of employment. In the event a Participant terminates employment due to death or Disability (as defined in Code Section 22(e)(3), the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or

Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

(h) Dollar limitation. To the extent that the aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i) Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j) Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k) Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant.

7.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.
ARTICLE 8. RESTRICTED STOCK

8.1 Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3 Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.4 Shareholder Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law a Participant holding Shares of Restricted Stock granted hereunder shall be granted full rights as a shareholder (including voting rights) with respect to those Shares during the Period of Restriction.

ARTICLE 9. RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c)Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3 Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

ARTICLE 10. PERFORMANCE SHARES

10.1 Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

ARTICLE 11. PERFORMANCE UNITS

11.1 Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

ARTICLE 12. OTHER STOCK-BASED AWARDS AND CASH-BASED AWARDS

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred

Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

ARTICLE 13. TRANSFERABILITY OF AWARDS AND SHARES

13.1 Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options and SARs shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of this Section 13.1 shall be null and void.

13.2 Committee Action. Notwithstanding Section 13.1, the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, determine that any or all Awards shall be transferable, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. “Permitted Transferees” include (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization. No Award may be transferred for value without shareholder approval.

13.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

ARTICLE 14. PERFORMANCE-BASED COMPENSATION AND COMPLIANCE WITH CODE SECTION 162(M)

14.1 Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Code Section 162(m) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Code Section 162(m) that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

14.2 162(m) Performance-Based Compensation Grant. The Participants to receive Performance-Based Compensation will be designated, and the targets for the applicable Performance Measures will be established, by the Committee within ninety (90) days following the commencement of the applicable performance period (or such earlier or later date permitted or required by Code Section 162(m)). Each Participant will be assigned a target dollar amount or number of Shares payable if the applicable performance targets are achieved. Any payment of Performance-Based Compensation intended to comply with Code Section 162(m) shall be conditioned on the written certification of the Committee in each case that the applicable targets for the Performance Measures and any other material conditions were satisfied. The Committee may determine, at the time of Award grant, that if performance exceeds the specified targets, the Award may be settled with payment greater than the target amount, but in no event may such payment exceed the Annual Award Limits. The Committee retains the right to reduce any Award notwithstanding the attainment of the target Performance Measures.

14.3 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Book value or earnings per Share;

(b)	Cash flow, free cash flow or operating cash flow;

(c)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization;

(d)	Expenses/costs;

(e)	Gross, net or pre-tax income (aggregate or on a per-share basis);

(f)	Net income as a percentage of sales;

(g)	Gross or net operating margins or income, including operating income;

(h)	Gross or net sales or revenues;

(i)	Gross profit or gross margin;

(j)	Improvements in capital structure, cost of capital or debt reduction;

(k)	Market share or market share penetration;

(l)	Growth in managed assets;

(m) Reduction of losses, loss ratios and expense ratios;

(n) Asset turns, inventory turns or fixed asset turns;

(o) Operational performance measures;

(p) Profitability ratios (pre or post tax);

(q) Profitability of an identifiable business unit or product;

(r) Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment, economic value added or similar metric);

(s) Share price (including growth or appreciation in share price and total shareholder return);

(t) Strategic business objectives (including objective project milestones);

(u) Transactions relating to acquisitions or divestitures; or

(v) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.
14.4 Evaluation of Performance. The Performance Measures shall be determined in accordance with generally accepted accounting principles consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225). To the extent such inclusions or exclusions affect Awards to Covered Employees; they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.5 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

14.6 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.3.

ARTICLE 15. TERMINATION OF EMPLOYMENT; TERMINATION OF DIRECTORSHIP AND TERMINATION AS A THIRD-PARTY SERVICE PROVIDER

The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s Termination of Employment or Termination of Directorship. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions shall be determined by the Committee in its sole discretion and may be specified in the applicable Award Agreement or determined at a subsequent time. The Committee’s decisions need not be uniform among all Award Agreements and Participants and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third‑Party Service Provider.

ARTICLE 16. NON-EMPLOYEE DIRECTOR AWARDS

16.1 Awards to Non-Employee Directors. The Board or Committee shall determine and approve all Awards to Non-Employee Directors. The terms and conditions of any grant of any Award to a Non-Employee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees. The Board or Committee may permit a Non-Employee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

ARTICLE 17. EFFECT OF A CHANGE IN CONTROL

17.1 Change in Control. If a Participant has in effect an employment, retention, Change in Control, severance or similar agreement with the Company or any Subsidiary or is subject to a policy or plan that discusses the effect of a Change in Control on a Participant’s Awards, then such agreement, plan or policy shall control. In all other cases, unless provided otherwise in an Award agreement or by the Committee prior to the date of the Change in Control, in the event of a Change in Control:

(a) If a Successor so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by a Successor in the Change in Control transaction. If applicable, each Award that is assumed by a Successor shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to a Participant upon the consummation of such Change in Control had the Award been exercised, vested or earned immediately prior to such Change in Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the termination of a Participant’s employment with a Successor in connection with or within twenty-four (24) months following the Change in Control for any reason other than an involuntary termination by a Successor for cause or a voluntary termination by the Participant without good reason (as cause and good reason (or analogous terms) are defined by an applicable employment agreement or a change in control plan or policy (including, without limitation, the AAM Executive Officer Change in Control Plan), if not applicable, the policies generally applicable to employees of a Successor), all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the target performance goals provided under such Award were met, if applicable) effective on the date of such termination.

(b) To the extent a Successor in the Change in Control transaction does not assume the Awards or issue replacement awards as provided in clause (a), then, unless provided otherwise in an Award agreement or by the Committee, immediately prior to the date of the Change in Control all Awards that are then held by Participants shall be cancelled in exchange for the right to receive the following:

(i) For each Option or SAR, a cash payment equal to the excess of the Change in Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

(ii) For each Share of Restricted Stock and each Restricted Stock Unit, the Change in Control price per Share in cash or such other consideration as the Company or the shareholders of the Company receive in such Change in Control;

(iii) For all Performance Shares and/or Performance Units that are earned but not yet paid, a cash payment equal to the value of the Performance Share and/or Performance Unit;

(iv) For all Performance Shares and Performance Units for which the performance period has not expired, a cash payment equal to the product of (x) and (y) where (x) is the Award the Participant would have earned based on target performance and (y) is a fraction, the numerator of which is the number of calendar months that the Participant was employed by the Company during the performance period (with any partial month counting as a full month for this purpose) and the denominator of which is the number of months in the performance period;

(v) For all other Awards that are earned but not yet paid, a cash payment equal to the value of the other Awards;

(vi) For all other Awards that are not yet earned, a cash payment equal to either the amount that would have been due under such Award(s) if any performance goals (as measured at the time of the Change in Control) were to be achieved at the target level through the end of the performance period or a cash payment based on the value of the Award as of the date of the Change in Control;

(vii) For all Dividend Equivalents, to the extent not paid currently pursuant to Article 18, a cash payment equal to the value of the Dividend Equivalents as of the date of the Change in Control.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Committee shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.
ARTICLE 18. DIVIDENDS AND DIVIDEND EQUIVALENTS

The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends (“Dividend Equivalents”) or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Code Section 409A. Dividends or Dividend Equivalents with respect to Awards that vest based on the achievement of Performance Measures shall be accumulated until such Award is earned, and the dividends or Dividend Equivalents shall not be paid if the Performance Measures are not satisfied. Notwithstanding the foregoing, no dividends or Dividend Equivalents shall be paid with respect to Options or Stock Appreciation Rights.
ARTICLE 19. BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.
ARTICLE 20. RIGHTS OF PARTICIPANTS

20.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. The Committee may grant more than one Award to a Participant and may designate an individual as a Participant for overlapping periods of time.

20.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Participant becomes the record holder of the Shares.

ARTICLE 21. AMENDMENT AND TERMINATION

21.1 Amendment and Termination of the Plan and Awards. Subject to applicable laws, rules and regulations and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award. Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2, 21.4 and 23.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee shall have the broad authority to amend the Plan, an Award or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable in order to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules, rulings and regulations promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

21.5 Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

ARTICLE 22. TAX WITHHOLDING

22.1 Tax Withholding. The Company may require any individual entitled to receive a payment of an Award to remit to the Company prior to payment, an amount sufficient to satisfy any applicable federal, state, local and foreign tax withholding requirements. The Company shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such Award.

22.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), the Committee may permit or require a Participant to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares from a Share Payment (or repurchase Shares that were previously issued) having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement.

ARTICLE 23. GENERAL PROVISIONS

23.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events as determined by the Committee in its sole discretion.

23.2 Legend. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

23.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

23.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

23.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

23.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 23.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

23.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

23.11 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

23.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

23.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

23.14 Deferrals.

(a) Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Code Section 409A or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Code Section 409A, such provision of the Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Code Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority would contravene Code Section 409A or the guidance promulgated thereunder.

(b) If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

(c) In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Code Section 409A. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

23.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

23.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a

Subsidiary to take any action that such entity deems to be necessary or appropriate. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

23.17 Conflicts. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such inconsistency.

23.18 Recoupment. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan and any payments made under the Plan shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy as enacted, adopted or modified from time to time. For the avoidance of doubt, this provision shall apply to any gains realized upon exercise or settlement of an Award.

23.19 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses and other securities requirements) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

23.20 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

23.21 Indemnification. Subject to applicable laws, rules and regulations and the Company’s Certificate of Incorporation as it may be amended from time to time, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or failure to act under this Plan, (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. Notwithstanding the forgoing, no individual shall be entitled to indemnification if such loss, cost, liability or expense is a result of his/her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.22 Successors. Subject to Article 17, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company (each, a “Successor”), whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.23 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 30, 2015.

Vote by Internet • Go to www.envisionreports.com/axl • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.
1	Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
	01 - David C. Dauch	☐	☐	02 - William L. Kozyra			☐	☐	03 - Peter D. Lyons	☐	☐
				For	Against	Abstain				For	Against	Abstain
2	Approval of Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan			☐	☐	☐	3	Approval, on an advisory basis, of the compensation of the Comany's named executive officers.		☐	☐	☐
4	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.			☐	☐	☐
In their discretion, the proxies are authorized to the extent permitted by law to vote on any and all other matters as may properly come before the meeting, including the authority to vote to adjourn the meeting.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	Â

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. This section must be completed for your instructions to be executed.

	Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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 020LGC
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — American Axle & Manufacturing Holdings, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON April 30, 2015
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
David C. Dauch and David E. Barnes, or either of them, with full power of substitution, are authorized to vote all of your shares as if you were present at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held in the Auditorium at AAM’s World Headquarters Complex, One Dauch Drive, Detroit, Michigan, at 8:00 a.m. on April 30, 2015 or at any adjournments of the meeting.
This proxy will be voted as you specify on the reverse side. If you do not make a choice, this proxy will be voted for the director nominees in Proposal 1, for the approval of the Amended and Restated American Axle & Manufacturing Holdings, Inc. 2012 Omnibus Incentive Plan in Proposal 2, for the approval, on an advisory basis, of the compensation of the Company’s named executive officers in Proposal 3 and for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm in Proposal 4.
Voting over the Internet or by telephone reduces costs to AAM. If you vote over the Internet or by telephone, please do not mail this card.
(Items to be voted appear on reverse side.)